UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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PennyMac Financial Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PENNYMAC FINANCIAL SERVICES, INC.
6101 CONDOR DRIVE
MOORPARK, CALIFORNIA 93021

April 21, 2014

Dear Stockholder:

I would like to cordially invite you to attend the 2014 Annual Meeting of Stockholders (the “Meeting”) of PennyMac Financial Services, Inc. to be held on Thursday, June 5, 2014, at 10:15 a.m. Pacific time. The Meeting will be held at our corporate offices located at 5898 Condor Drive, Moorpark, California 93021.

The Notice of 2014 Annual Meeting of Stockholders and Proxy Statement are attached to this letter and contain information about the matters on which you will be asked to vote at the Meeting. We will transact no other business at the Meeting, except for business properly brought before the Meeting or any adjournment thereof by our Board of Directors. Only our stockholders of record at the close of business on April 7, 2014, the record date, are entitled to vote at the Meeting.

Your vote is very important. Please carefully read the Notice of 2014 Annual Meeting of Stockholders and Proxy Statement so that you will know the matters on which we plan to vote at the Meeting, and then vote your shares by proxy by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the Meeting. You may also cast your vote in person at the Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct that firm or bank as to how to vote your shares.

ANNUAL MEETING ADMISSION: In order to attend the Meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of our common stock as of the record date, and valid government-issued photo identification. The indicated portion of your proxy card will serve as your admission ticket.

On behalf of our Board of Directors, I thank you for your participation. We look forward to seeing you on June 5th.

Sincerely,

STANFORD L. KURLAND Chairman of the Board

PENNYMAC FINANCIAL SERVICES, INC.
6101 CONDOR DRIVE
MOORPARK, CALIFORNIA 93021

______________________

Notice of 2014 Annual Meeting of Stockholders

______________________

Time and Date:	10:15 a.m. Pacific time on Thursday, June 5, 2014

Place:	PennyMac Financial Services, Inc. 5898 Condor Drive Moorpark, California 93021

Items of Business:	● To elect the nine (9) director nominees identified in the enclosed Proxy Statement to serve on our Board of Directors, each for a one-year term expiring at the 2015 annual meeting of stockholders;

● To ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

● To transact such other business as may properly come before the annual meeting and any adjournment thereof.

Record Date and Meeting Admission:	Only stockholders of record at the close of business on April 7, 2014, the record date, are entitled to attend the annual meeting.

Proxy Voting:	Whether or not you plan to attend the annual meeting, we encourage you to vote your shares by proxy by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the annual meeting. You may also cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct that firm or bank as to how to vote your shares.

Recommendations:	Our Board of Directors recommends that you vote “FOR” the election of each of the nominees as Director and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Mailing Date:	The Notice of Internet Availability of Proxy Materials is being mailed to you on or about April 21, 2014, and this Notice of 2014 Annual Meeting of Stockholders, the Proxy Statement, the 2013 Annual Report to Security Holders, and the proxy card or voting instruction form are accessible to you online at www.proxyvote.com. Hard copies of the proxy materials will be mailed to you upon your request.

By Order of the Board of Directors,

JEFFREY P. GROGIN Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2014:

The Notice of 2014 Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K
and the means to vote by Internet are available at www.proxyvote.com.

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PENNYMAC FINANCIAL SERVICES, INC.
6101 CONDOR DRIVE
MOORPARK, CALIFORNIA 93021

______________________

2014 Annual Meeting of Stockholders

______________________

PROXY STATEMENT

PennyMac Financial Services, Inc. (“we,” “our,” “us” or the “Company”) is furnishing this Proxy Statement in connection with our solicitation of proxies to be voted at our 2014 Annual Meeting of Stockholders (the “Meeting”). We will hold the Meeting at our corporate offices located at 5898 Condor Drive, Moorpark, California 93021, on Thursday, June 5, 2014 at 10:15 a.m. Pacific time, subject to any postponements or adjournments thereof. We are delivering this Proxy Statement and the proxy card to our stockholders commencing on or about April 21, 2014.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What am I voting on?

You will be entitled to vote on the following scheduled proposals at the Meeting:

•	The election of nine (9) Directors, Stanford L. Kurland, David A. Spector, Matthew Botein, James K. Hunt, Joseph Mazzella, Farhad Nanji, John Taylor, Mark Wiedman and Emily Youssouf, each for a one-year term expiring at the 2015 annual meeting of stockholders; and

•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

How does our Board of Directors recommend that I vote on these proposals?

Our Board of Directors (the “Board”) recommends that you vote “FOR” the election of each of the nominees as Directors and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Who can attend the Meeting?

Our Board has set April 7, 2014 as the record date for the Meeting. If you were the stockholder of record of our Class A common stock or Class B common stock as of the close of business on the record date, you are entitled to attend the Meeting, although seating is limited. If you plan to attend, please check the appropriate box on your proxy card and return it as directed on the proxy card.

If you hold your common stock through a broker and you would like to attend, please either (1) write us at Investor Relations, PennyMac Financial Services, Inc., 6101 Condor Drive, Moorpark, California 93021, (2) email us at PFSI_IR@pnmac.com, or (3) bring to the Meeting a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker).

In addition, you must bring valid, government-issued photo identification, such as a driver’s license or a passport. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the Meeting. Anyone who refuses to comply with these requirements will not be admitted.

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Who is entitled to vote at the Meeting?

If you were the stockholder of record of our Class A common stock or Class B common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the Meeting and any adjournments thereof. As of the record date, 20,879,486 shares of Class A common stock were issued and outstanding, and 58 shares of Class B common stock were issued and held by owners of Class A units of Private National Mortgage Acceptance Company, LLC (“PNMAC”). If you were the record owner of our Class A common stock or Class B common stock at the close of business on the record date, you may vote at the Meeting. Each share of Class A common stock that you held on the record date entitles you to one vote on each proposal. If you held Class B common stock on the record date, you are entitled to a number of votes on each proposal equal to the number of Class A units of PNMAC that you held as of the record date, regardless of the number of shares of Class B common stock that you held as of the record date. All matters on the agenda for the Meeting will be voted on by the holders of our shares of Class A common stock and Class B common stock voting together as a single class.

How many shares must be present to hold the Meeting?

The presence of shares constituting a majority of all votes entitled to be cast constitutes a quorum, which is required in order to hold the Meeting and conduct business. Since there were 75,888,888 eligible votes as of the record date, we will need at least 37,944,445 votes present in person or by proxy at the Meeting for a quorum to exist. If a quorum is not present at the Meeting, we expect that the Meeting will be adjourned to solicit additional proxies.

What stockholder approvals are required to approve the proposals?

Directors will be elected by a plurality of the votes cast by the holders of our Class A common stock and Class B common stock voting in person or by proxy at the Meeting. Ratification of the appointment of our independent registered public accounting firm will require the affirmative vote of a majority of the votes cast by the holders of our Class A common stock and Class B common stock voting in person or by proxy at the Meeting.

How will voting on any other business be conducted?

Other than the two proposals described in this Proxy Statement, we know of no other business to be considered at the Meeting. If any other matters are properly presented at the Meeting, your signed proxy card or Internet or telephonic voting instructions will authorize Stanford L. Kurland, our Chairman of the Board and Chief Executive Officer, and Jeffrey P. Grogin, our Secretary, to vote on those matters according to their best judgment.

How do I vote my shares as a stockholder of record?

If you are a stockholder of record of our Class A common stock or Class B common stock, you may vote as instructed on the proxy card by using one of the following methods:

•	By Mail. If you received a printed copy of the proxy materials, please mark your selections on, and sign and date, the printed proxy card, and return the proxy card by mail in the postage-paid envelope provided.

•	By Internet. To vote by Internet, go to www.proxyvote.com and follow the instructions at that web site. Internet voting is available 24 hours a day, although your vote by Internet must be received by 11:59 p.m. Eastern Time, June 4, 2014. If you vote by Internet, do not return your proxy card or voting instruction card. If you are a registered stockholder, you will need to have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. If you hold your shares in “street name,” please refer to the Notice of Internet Availability of Proxy Materials or voting instruction card provided to you by your broker, bank or other holder of record for Internet voting instructions.

•	By Telephone. To vote by telephone, registered stockholders should dial 800-690-6903 and follow the recorded instructions. Telephone voting is available 24 hours a day, although your vote by phone must be received by 11:59 p.m. Eastern Time, June 4, 2014. You will need the control number found either on the Notice of Internet Availability of Proxy Materials or on the proxy card if you are receiving a printed copy of these materials. If you vote by telephone, do not return your proxy card or voting instruction card. If you are a registered stockholder, you will need to have your proxy card in hand when you call and then follow the instructions. If you hold your shares in “street name,” please refer to the Notice of Internet Availability of Proxy Materials or voting instruction card provided to you by your broker, bank or other holder of record for telephone voting instructions.

•	In Person. If you attend the Annual Meeting and plan to vote in person, you will be provided with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in “street name” and you wish to vote at the Annual Meeting, you must request a legal proxy by following the instructions at www.proxyvote.com. Whether you are a stockholder of record or your shares are held in “street name,” you must bring valid, government-issued photo identification to gain admission to the Annual Meeting.

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If you vote prior to the Meeting, it will assure that your vote is counted. Whether you vote by mail, by Internet, by telephone or in person at the Meeting, the proxies identified will vote the shares as to which you are the stockholder of record in accordance with your instructions. If a printed proxy card is signed and returned and no instructions are marked, the shares will be voted as recommended by our Board in this Proxy Statement.

What is the difference between a stockholder of record and a “street name” holder?

If your shares of Class A common stock or shares of Class B common stock are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares of Class A common stock are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.

If my broker holds my shares in “street name,” how do I vote my shares?

If you own your shares of Class A common stock in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has provided a voting instruction form for you to use in directing the broker or nominee how to vote your shares. Please follow the instructions provided on such voting instruction form.

How do I vote my shares in person at the Meeting?

If you are a stockholder of record of our Class A common stock or Class B common stock, to vote your shares at the Meeting you should bring the proxy card and valid government-issued photo identification. If you own your shares in “street name,” to vote your shares at the Meeting you must obtain a proxy from your broker or nominee and bring that proxy to the Meeting.

Even if you plan to attend the Meeting, we encourage you to vote in advance of the Meeting, so your vote will be counted if you later decide not to attend the Meeting.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares as follows:

•	FOR the election of the Director nominees identified in this Proxy Statement to serve on our Board of Directors, each for a term expiring at the 2015 annual meeting of stockholders; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

May I revoke my proxy and change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote before it is taken at the Meeting by (1) delivering a written notice of revocation to the attention of our Secretary at 6101 Condor Drive, Moorpark, California 93021, (2) delivering a duly executed proxy bearing a later date, or (3) attending the Meeting and voting in person. As noted above, if you own your shares through a brokerage account or in another nominee form, you cannot vote in person at the Meeting unless you obtain a proxy from your broker or nominee and bring that proxy to the Meeting.

What does it mean if I receive more than one proxy card?

It means that your shares may be registered differently and in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting in person or by proxy and entitled to vote.

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If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the Meeting for the purpose of determining a quorum. If you withhold authority to vote with respect to the election of some or all of the Directors, your shares will not be voted with respect to those nominees indicated. Abstentions and broker non-votes have no effect on the proposal relating to the election of Directors. Your shares also will be counted as present at the Meeting for the purpose of calculating the vote on the particular proposal with respect to which you abstained from voting or withheld authority to vote. However, because an abstention is not counted as a vote cast, if you abstain from voting with respect to the proposal to ratify the appointment of our independent registered public accounting firm, your abstention will have no effect on such proposal.

If you hold your shares in “street name” and do not provide voting instructions to your broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange (“NYSE”). Under NYSE rules, brokers that hold our common stock in street name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters, including the election of Directors and our executive compensation, without specific instructions from those customers. When a broker lacks authority to vote under these circumstances, this is referred to as a “broker non-vote.” Broker non-votes will be counted as present at the Meeting for the purpose of determining a quorum but will not be considered votes cast and, accordingly, will have no effect on any proposal to be considered at the Annual Meeting.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will count the votes for shares held in “street name” and the votes of stockholders of record. Representatives of the Company will serve as the Inspector of Elections.

How will we solicit proxies for the Meeting?

We are soliciting proxies from our stockholders by mailing the Notice of Internet Availability of Proxy Materials and providing internet access, at www.proxyvote.com, to our Notice of 2014 Annual Meeting of Stockholders, Proxy Statement, 2013 Annual Report to Security Holders, and proxy card or voting instruction form. In addition, some of our Directors and officers may make additional solicitations by telephone or in person.

Who bears the cost of soliciting proxies?

The Company will pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Internet Availability of Proxy Materials. To the extent any of our Directors or officers solicit proxies by telephone, facsimile transmission or other personal contact, such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are stockholders of record of our Class A common stock will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith at customary and reasonable rates.

Can I access the Company’s proxy materials and Annual Report to Security Holders electronically?

This Proxy Statement and our 2013 Annual Report to Security Holders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (“Fiscal 2013”), are available at www.proxyvote.com and in the SEC Filings section of our Investor Relations website, www.ir.pennymacfinancial.com.

When are stockholder proposals due for the 2014 Annual Meeting of Stockholders?

No stockholder proposals were received by us to be presented at the Meeting. We intend to hold next year’s annual meeting of stockholders on approximately the same date as the Meeting. Accordingly, if you are submitting a proposal for possible inclusion in next year’s Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we must receive the proposal no later than December 5, 2014. If you are submitting a proposal to be brought before next year’s annual meeting of stockholders other than pursuant to Rule 14a-8 of the Exchange Act, we must receive the proposal no earlier than February 5, 2015 and no later than March 6, 2015.

Who can help answer my questions?

If you have any questions or need assistance voting your shares or if you need additional copies of this Proxy Statement or the proxy card, you should contact:

PennyMac Financial Services, Inc.
Attention: Investor Relations
6101 Condor Drive

Moorpark, California 93021
Phone: (818) 264-4907
Email: PFSI_IR@pnmac.com

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EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering on May 9, 2013, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

OUR DIRECTORS

Director Nominees

We have nine members of our Board. Our Directors to be elected at this year’s Meeting will serve until our annual meeting of stockholders in 2015 and their successors have been duly elected and qualified. The following paragraphs provide the name and age (as of April 7, 2014) of each Director, as well as each Director’s business experience over the last five years or more. Immediately following the description of each Director’s business experience is a description of the particular experience, skills and qualifications that were instrumental in the Governance and Nominating Committee’s determination that the Director should serve on our Board.

Name	Age	Position
Stanford L. Kurland	61	Chairman of the Board
David A. Spector	51	Director
Matthew Botein	41	Director
James K. Hunt	62	Director
Joseph Mazzella	61	Director
Farhad Nanji	35	Director
John Taylor	63	Director
Mark Wiedman	42	Director
Emily Youssouf	62	Director

Stanford L. Kurland. Mr. Kurland, age 61, has been our chairman of the board and Chief Executive Officer since our formation and has been the Chairman and Chief Executive Officer of Private National Mortgage Acceptance Company, LLC, or PNMAC, since its formation in January 2008. In addition, Mr. Kurland has been the chairman of the board of PennyMac Mortgage Investment Trust, or PMT, since July 2009, the chairman of PCM since March 2008, and the chairman of PennyMac Loan Services, LLC, or PLS, since its formation in February 2008. Prior to our formation, Mr. Kurland served as a director and, from January 1979 to September 2006, held several executive positions, including president, chief financial officer and chief operating officer, at Countrywide Financial Corporation, or Countrywide, a diversified financial services company. Mr. Kurland holds a BS from California State University, Northridge. We believe Mr. Kurland is qualified to serve on our Board because of his experience as our Chief Executive Officer and as an accomplished financial services executive with more than 30 years of experience in the mortgage banking arena.

David A. Spector. Mr. Spector, age 51, has been a member of our Board and has been our President and Chief Operating Officer since our formation. Mr. Spector also has been President and Chief Investment Officer of PNMAC since January 2008. In addition, Mr. Spector has been a member of the Board of Trustees of PMT since May 2009 and chairman of the board of directors of both PNMAC Mortgage Opportunity Fund, LP and PNMAC Mortgage Opportunity Fund, LLC since May 2008. Prior to joining our Company, Mr. Spector was co-head of global residential mortgages for Morgan Stanley, a global financial services firm, based in London. Before joining Morgan Stanley in September 2006, Mr. Spector was the senior managing director, secondary marketing, at Countrywide, where he was employed from May 1990 to August 2006. Mr. Spector holds a BA from the University of California, Los Angeles. We believe Mr. Spector is qualified to serve on our Board because of his experience as our President and Chief Operating Officer and as an experienced executive with broad mortgage banking expertise in portfolio investments, interest rate and credit risk management, and capital markets activity that includes pricing, trading and hedging.

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Matthew Botein. Mr. Botein, age 41, has been a member of our Board since our formation. Since November 2009, Mr. Botein has been employed at BlackRock, Inc., an investment management firm, where he currently holds the position of managing director and co-head of BlackRock Alternative Investors and the title of Chief Investment Officer for alternative investments. He previously served as chairman of Botein & Co., LLC, a private investment and advisory firm, from July 2009 through November 2009 and as a managing director of Highfields Capital Management LP, an investment management firm, from 2003 through June 2009. He also currently serves on the board of Northeast Bancorp, a bank holding company. Mr. Botein holds an AB from Harvard College and an MBA from the Harvard Business School. We believe Mr. Botein is qualified to serve on our Board because of his considerable experience in the financial services industry, where he has managed portfolio investments in the banking, insurance, asset management, capital markets, and financial processing sectors.

James K. Hunt. Mr. Hunt, age 62, has been a member of our Board since April 26, 2013. Mr. Hunt is also our Independent Lead Director. Mr. Hunt has served as chairman of the board, chief executive officer and chief investment officer of THL Credit, Inc., an externally-managed, non-diversified closed-end management investment company, and of THL Credit Advisors, a registered investment advisor that provides administrative services to THL Credit, Inc., since April 2010 and has held similar executive positions with predecessor entities since May 2007. Previously, Mr. Hunt was CEO and Managing Partner of Bison Capital Asset Management, LLC, a private equity firm, from 2001 to 2007. Prior to co-founding Bison Capital, Mr. Hunt was the President of SunAmerica Corporate Finance and Executive Vice President of SunAmerica Investments (subsequently, AIG SunAmerica). Mr. Hunt also serves as a director of THL Credit, Inc. and formerly served on the boards of Primus Guaranty, Ltd., Fidelity National Information Services, Inc. and Lender Processing Services, Inc. Mr. Hunt received a BBA from the University of Texas at El Paso and an MBA from the University of Pennsylvania’s Wharton School. We believe Mr. Hunt is qualified to serve on our Board because of his experience in managing financial services companies and in capital markets.

Joseph Mazzella. Mr. Mazzella, age 61, has been a member of our Board since our formation. Mr. Mazzella is a Managing Director and the General Counsel of Highfields Capital Management LP, an investment management firm, which he joined in 2002. Prior to joining Highfields, Mr. Mazzella was a partner at the law firm of Nutter, McClennen & Fish, L.L.P., in Boston, Massachusetts. Prior to private practice, he was an attorney at the Securities & Exchange Commission from 1978 to 1980, and previously served as a law clerk in the Superior Court of the District of Columbia. Mr. Mazzella has served on multiple public company boards of directors, including Alliant Techsystems, Inc. and Data Transmission Networks Corporation, and he served as chairman of the board of Insurance Auto Auctions, Inc. Mr. Mazzella received a BA from City College of New York and a JD from Rutgers University School of Law. We believe Mr. Mazzella is qualified to serve on our Board because he is an experienced executive and director with strong business and legal backgrounds in the financial services industry.

Farhad Nanji. Mr. Nanji, age 35, has been a member of our Board since our formation. Mr. Nanji is a Managing Director of Highfields Capital Management LP, an investment management firm, which he joined in 2006 and where he focuses on portfolio investments in distressed securities, restructurings, structured credit and global financial services. Prior to joining Highfields, Mr. Nanji was an associate with HighVista Strategies, an investment management firm, and he also served as an engagement manager in the financial institutions group at McKinsey & Company, a global consulting firm. Mr. Nanji received an MBA from Harvard Business School and a B.Com. degree from McGill University. We believe Mr. Nanji is qualified to serve on our Board because of his expertise in the mortgage and financial services businesses.

John Taylor. Mr. Taylor, age 63, has been a member of our Board since March 4, 2013. Prior to his retirement in September 2011, Mr. Taylor was a senior audit partner in KPMG LLP’s financial services practice, where he served as the lead audit engagement partner for publicly held banking and finance clients for 25 years. He also currently serves on the board of directors of Wilshire Bancorp, Inc., a bank holding company, and Wilshire Bank, a California state-chartered commercial bank. Mr. Taylor received a BS from the University of Southern California, and is a licensed certified public accountant in the state of California. We believe Mr. Taylor is qualified to serve on our Board because of his extensive experience in providing professional accounting and auditing services to the financial services industry.

Mark Wiedman. Mr. Wiedman, age 42, has been a member of our Board since our formation. Mr. Wiedman has been the global head of BlackRock, Inc.’s iShares business since September 2011 and is a member of BlackRock, Inc.’s Global Operating Committee. Previously, Mr. Wiedman was the head of Corporate Strategy for BlackRock, Inc. and led the clients and advisory team within the Financial Markets Advisory Group in BlackRock Solutions, a group which advises financial institutions and governments on managing their capital markets exposures and businesses. Prior to joining BlackRock, Inc. in 2004, Mr. Wiedman, as executive director, led the global product development and strategy group at Morgan Stanley Investment Management. He previously was a management consultant at McKinsey & Company, advising financial institutions in the United States, Europe and Japan. He also served as senior advisor and chief of staff for the Under Secretary for Domestic Finance at the U.S. Treasury Department. He has taught as an adjunct associate professor of law at Fordham University in New York and Renmin University in Beijing. Mr. Wiedman earned an AB degree from Harvard College and a JD degree from Yale Law School. We believe Mr. Wiedman is qualified to serve on our Board because of his numerous years of experience in the financial industry and deep understanding of our business.

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Emily Youssouf. Ms. Youssouf, age 62, has been a member of our Board since November 14, 2013. Ms. Youssouf was appointed vice chair of the New York City Housing Development Corporation (HDC) in 2011. Ms. Youssouf has served as a clinical professor at the NYU Schack Institute of Real Estate since 2009. Previously, she served as an independent consultant from 2008 to 2011, during which time her clients included Rockefeller Foundation, Washington Square Partners and various real estate investors. Prior thereto, she was a managing director with JPMorgan Securities, Inc., a broker-dealer, from 2007 to 2008 and the President of the NYC Housing Development Corporation from 2003 to 2007. Ms. Youssouf has also held various senior positions at Credit Suisse First Boston, Daiwa Securities America, Prudential Securities, Merrill Lynch and Standard & Poor’s. She currently serves as a trustee of JP Morgan Exchange-Traded Funds Trust and vice chair of the New York City Housing Authority. Ms. Youssouf has an extensive investment banking background in housing finance, loan securitization, and structuring innovative financing strategies. Ms. Youssouf is a graduate of Wagner College and holds an MA in Urban Affairs and Policy Analysis from The New School for Social Research. We believe Ms. Youssouf is qualified to serve on our Board because of her numerous years of experience in the investment banking, finance and real estate industries and deep understanding of the housing market.

CORPORATE GOVERNANCE, DIRECTOR INDEPENDENCE,
BOARD MEETINGS AND COMMITTEES

Corporate Governance

We believe that we have implemented effective corporate governance policies and observe good corporate governance procedures and practices. We have adopted a number of written policies, including our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and charters for the Audit Committee, Compensation Committee, Finance Committee, Governance and Nominating Committee, and Related-Party Matters Committee.

Independence of Our Directors

The NYSE rules require that at least a majority of our Directors be independent of our company and management. The rules also require that our Board affirmatively determine that there are no material relationships between a Director and us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) before such Director can be deemed independent. We have adopted independence standards consistent with NYSE rules and the rules of the SEC. Our Board has reviewed both direct and indirect transactions and relationships that each of our Directors had or maintained with us and our management.

As a result of this review, our Board, based upon the fact that certain of our non-management Directors do not have any material relationships with us other than as Directors and holders of our common stock, affirmatively determined that seven of our Directors are independent Directors under NYSE rules. Our independent Directors are Messrs. Botein, Hunt, Mazzella, Nanji, Taylor and Wiedman and Ms. Youssouf.

Board Leadership Structure and Independent Lead Director

The positions of Chairman of the Board and Chief Executive Officer are currently held by Mr. Kurland, and we have determined not to separate the positions at this time. This determination is based, in part, on our belief that independent Directors and management have different perspectives and roles in strategy development. Our independent Directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. We believe our Chief Executive Officer is thus better situated to serve as Chairman of the Board because he is able to utilize the in-depth focus and perspective gained in running the Company to effectively and efficiently lead our Board. As the Director most familiar with our business and industry, he is most capable of identifying new initiatives and businesses, strategic priorities and other critical and/or topical agenda items for discussion by our Board and then leading the discussion to ensure its proper oversight of these issues. Our Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our Board, all of which are essential to effective governance.

This determination is also based on what we consider to be a strong governance structure already in place, including the appointment of an influential Independent Lead Director with a strong voice. The Independent Lead Director works with our Chairman of the Board and other Directors to provide informed, independent oversight of our management and affairs. Among other things, the Independent Lead Director reviews and provides input on Board meeting agendas and materials, coordinates with committee chairs to ensure the committees are fulfilling the responsibilities set forth in their respective charters, serves as the principal liaison between our Chairman of the Board and the independent Directors, and chairs an executive session of the independent Directors at each regularly scheduled Board meeting. Our Board has appointed Mr. Hunt as Independent Lead Director for a three (3) year term that expires in April 2017.

Together, our Chairman of the Board and the Independent Lead Director provide leadership to our Board and work with our Board to define its structure and activities in the fulfillment of its responsibilities.

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Risk Oversight

Our Board and its committees oversee our risk management process, while supporting organizational objectives, improving long-term organizational performance and creating stockholder value. A fundamental part of risk management oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in our business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. While our Board has the ultimate oversight responsibility for the risk management process, particularly with respect to credit risk, interest rate risk, market risk, operational risk and other risks specific to our businesses, the committees of our Board also share responsibility for overseeing risk management. For example, the Audit Committee focuses on financial and accounting risk, including internal controls, and receives an annual risk assessment report from our internal auditors. The Finance Committee focuses on risks relating to the Company’s liquidity and capital resources. The Governance and Nominating Committee focuses on risks associated with proper board governance, including the independence of our Directors. The Related-Party Matters Committee focuses on risks arising out of potential conflicts of interest between us or any of our subsidiaries, on the one hand, and (i) PMT, (ii) PNMAC Mortgage Opportunity Fund, LLC and PNMAC Mortgage Opportunity Fund, LP, both registered under the Investment Company Act of 1940, an affiliate of these funds and PNMAC Mortgage Opportunity Fund Investors, LLC, or collectively, the Investment Funds, and (iii) any other non-wholly-owned entity that we manage or over which we have control (whether through ownership, voting power, contract or otherwise), on the other hand. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about the nature of all such risks.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business. This code is applicable to all of our officers and Directors, as well as to the employees of PNMAC.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines which, in conjunction with the charters and key practices of the committees of our Board, provide the framework for the governance of our company.

Committee Charters

Our Audit Committee, Compensation Committee, Finance Committee, Governance and Nominating Committee and Related-Party Matters Committee have also adopted written charters that govern their conduct.

Where You Can Find These Documents

Our Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Finance Committee Charter, Governance and Nominating Committee Charter and Related-Party Matters Committee Charter are available in the Corporate Governance section of our website, www.ir.pennymacfinancial.com. We will provide copies of these documents free of charge to any stockholder who sends a written request to Investor Relations, PennyMac Financial Services, Inc., 6101 Condor Drive, Moorpark, California 93021.

Committees of the Board of Directors

Audit Committee

Our Board has established an Audit Committee, which is comprised of three Directors, Messrs. Nanji and Taylor and Ms. Youssouf. Mr. Taylor chairs the Audit Committee, and he serves as an “audit committee financial expert,” as that term is defined by the SEC. Each of the members of the Audit Committee is “financially literate” under the rules of the NYSE. The Audit Committee assists our Board in overseeing:

o	our accounting and financial reporting processes;

o	the integrity and audits of our financial statements;

o	our internal control function;

o	our compliance with related legal and regulatory requirements;

o	the qualifications and independence of our independent registered public accounting firm; and

o	the performance of our independent registered public accounting firm and our internal auditors.

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The Audit Committee is also responsible for the engagement, retention and compensation of our independent registered public accounting firm, reviewing with our independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by our independent registered public accounting firm, considering the range of audit and permissible non-audit fees, and reviewing the adequacy of our internal accounting controls.

Our Board has determined that Messrs. Nanji and Taylor and Ms. Youssouf are independent under the current NYSE independence requirements and SEC rules. The activities of the Audit Committee are described in greater detail below under the caption “Report of the Audit Committee.”

Compensation Committee

Our Board has established a Compensation Committee, which is comprised of three Directors, Messrs. Botein, Hunt and Nanji. Mr. Botein chairs the Compensation Committee, the principal functions of which are to:

o	evaluate the performance of our Chief Executive Officer and other executive officers;

o	adopt and administer the compensation policies, plans and benefit programs for our executive officers and all other members of our executive team;

o	recommend to the Board the compensation for our independent Directors; and

o	administer the issuance of any securities under the PennyMac Financial Services, Inc. 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”).

Our Board has determined that Messrs. Botein, Hunt and Nanji are independent under the current NYSE independence requirements and SEC rules. For additional information on the Compensation Committee, please see the section below entitled “Report of the Compensation Committee.”

Finance Committee

Our Board has established a Finance Committee, which is comprised of Messrs. Botein, Hunt and Nanji. Mr. Nanji chairs the Finance Committee, the principal function of which is to oversee the financial objectives, policies, procedures and activities of the Company, including a review of the Company’s capital structure, source of funds, liquidity and financial position. In connection with these responsibilities, the Finance Committee reviews the Company’s capital raising initiatives and monitors its liquidity management.

Governance and Nominating Committee

Our Board has established a Governance and Nominating Committee, which is comprised of three Directors, Messrs. Hunt, Mazzella and Wiedman. Mr. Hunt chairs the Governance and Nominating Committee, which is responsible for seeking, considering and recommending to the full Board qualified candidates for election as Directors and then recommending nominees for election as Directors at the annual meeting of stockholders. It also periodically prepares and submits to our Board for adoption the Governance and Nominating Committee’s selection criteria for Director nominees. It reviews and makes recommendations on matters involving the general operation of our Board and our corporate governance, and annually recommends to our Board nominees for each of its committees. In addition, the Governance and Nominating Committee is responsible for annually facilitating the assessment of the performance of the individual committees and our Board as a whole and reporting thereon to our Board.

The Governance and Nominating Committee is responsible for developing the general criteria, subject to approval by the full Board, for use in identifying, evaluating and selecting qualified candidates for election or re-election to our Board. The Governance and Nominating Committee periodically reviews with our Board the appropriate skills and characteristics required of Directors in the context of the current make up of our Board. Final approval of Director nominees is determined by the full Board, and invitations to join our Board are extended by our Chairman of the Board on behalf of the entire Board.

The Governance and Nominating Committee, in accordance with our Corporate Governance Guidelines, seeks to create a board that is strong in its collective knowledge and has skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk management, corporate governance, and knowledge of the mortgage industry and the global markets. The Governance and Nominating Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience, and differences in viewpoints and skills. We do not have a formal policy with respect to diversity; however, our Board and Governance and Nominating Committee believe that it is essential that our Directors represent diverse viewpoints and backgrounds. In considering candidates for our Board, the Governance and Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards and in light of the needs of our Board and the Company at that time, given the then current mix of director attributes. The Governance and Nominating Committee also considers a candidate’s accessibility and availability to serve effectively on our Board, and it conducts inquiries into the background and qualifications of potential candidates. With respect to the nomination of continuing directors for re-election, the individual’s past contributions to our Board are also considered.

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Pursuant to separate stockholder agreements with BlackRock Mortgage Ventures, LLC, or BlackRock, and HC Partners LLC, or Highfields, each of BlackRock and Highfields has the right to nominate one or two individuals for election to our Board, depending on the percentage of the voting power of our outstanding shares of Class A and Class B common stock that it holds, and we are obligated to use our best efforts to cause the election of those nominees. BlackRock has nominated Matthew Botein and Mark Wiedman for election to our Board and Highfields has nominated Joseph Mazzella and Farhad Nanji for election to our Board.

The Governance and Nominating Committee uses a variety of methods for identifying and evaluating nominees for director. The Governance and Nominating Committee assesses the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that a vacancy is anticipated, or otherwise arises, the Governance and Nominating Committee considers whether to fill any such vacancy and, if so, identifies various potential candidates for director. These candidates are evaluated at regular or special meetings of the Governance and Nominating Committee, and may be considered at any point during the year. In evaluating such nominations, the Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on our Board.

Candidates may come to the attention of the Governance and Nominating Committee through current members of our Board, professional search firms or other persons. The Governance and Nominating Committee will also consider recommendations for nominees properly submitted by our stockholders. These recommendations should be submitted in writing to our Secretary at our principal executive offices located at 6101 Condor Drive, Moorpark, California 93021. If any materials are provided by a stockholder in connection with a recommendation for a director nominee, such materials are forwarded to the Governance and Nominating Committee. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Governance and Nominating Committee at its next regularly scheduled or special meeting. Ms. Youssouf was referred to the Governance and Nominating Committee by one of our non-management Directors prior to her recommendation for appointment.

Our Board has determined that Messrs. Hunt, Mazzella and Wiedman are independent under the current NYSE independence requirements and SEC rules.

Related-Party Matters Committee

Our Board has established a Related-Party Matters Committee, which is comprised of Messrs. Mazzella, Taylor and Wiedman and Ms. Youssouf. Mr. Mazzella chairs the Related-Party Matters Committee, the principal function of which is to review and approve certain transactions, and resolve other potential conflicts of interest, between us or any of our subsidiaries, on the one hand, and PMT, the Investment Funds and any other non-wholly-owned entity that we manage or over which we have control (whether through ownership, voting power, contract or otherwise), on the other hand. Among other matters, the related-party matters committee will review and approve any amendments of or extensions to our agreements with PMT, including our management agreement, servicing agreement, mortgage banking and warehouse services agreement, master spread acquisition and MSR servicing agreements and any amendments of or extensions to such agreements.

Our Board has determined that Messrs. Mazzella, Taylor and Wiedman and Ms. Youssouf are independent under the current NYSE independence requirements and SEC rules.

Communications with our Board of Directors

Interested persons may communicate their concerns by sending written communications to the Board, committees of the Board and individual Directors (including our Independent Lead Director or the independent/non-management Directors as a group) by mailing those communications to:

Specified Addressee
c/o PennyMac Financial Services, Inc.
6101 Condor Drive

Moorpark, California 93021
Email: PFSI_IR@pnmac.com
Attention: Investor Relations

These communications are sent by us directly to the specified addressee.

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Board of Directors and Committee Meetings

During Fiscal 2013, our Board held five meetings. During such period, the Audit Committee held eight meetings, the Compensation Committee held two meetings, the Finance Committee held three meetings, the Governance and Nominating Committee held two meetings, and the Related-Party Matters Committee held four meetings. All Directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and the Annual Meeting. Each Director attended at least 75% of the aggregate number of meetings held in Fiscal 2013 by our Board and each committee on which such Director served.

Meetings of Non-Management and Independent Directors

Our Corporate Governance Guidelines require that our Board hold at least four regularly scheduled meetings each year and that our independent Directors meet in executive session without management on a regularly scheduled basis. These meetings are designed to promote unfettered discussions among our independent Directors. All meetings held in executive session will be presided over by the Independent Lead Director, Mr. Hunt. During Fiscal 2013, our non-management Directors, all of whom are independent, held five meetings in executive session.

OUR EXECUTIVE OFFICERS

The following sets forth certain information with respect to our executive officers:

Name	Age	Position Held with the Company
Stanford L. Kurland	61	Chairman of the Board and Chief Executive Officer
David A. Spector	51	Director, President and Chief Operating Officer
Steve Bailey	52	Chief Mortgage Operations Officer
Andrew S. Chang	36	Chief Business Development Officer
Vandad Fartaj	39	Chief Capital Markets Officer
Jeffrey P. Grogin	53	Chief Administrative and Legal Officer, and Secretary
Doug Jones	57	Chief Correspondent Lending Officer
Anne D. McCallion	59	Chief Financial Officer
Daniel S. Perotti	33	Chief Asset and Liability Management Officer
David M. Walker	58	Chief Credit and Enterprise Risk Officer

Biographical information for Messrs. Kurland and Spector is provided above under the caption “Our Directors.” Certain biographical information for the other executive officers is set forth below.

Steve Bailey. Mr. Bailey has been our Chief Mortgage Operations Officer since November 2013 and, prior thereto, served as our Chief Servicing Officer from our formation. Mr. Bailey also has served as Chief Servicing Officer of PNMAC since April 2010. Mr. Bailey is responsible for directing our loan servicing and retail origination operations, including the implementation of the methods and programs directed at improving the value of acquired loans, as well as setting and managing performance goals for all aspects of the servicing and loan administration functions. Prior to joining PNMAC, Mr. Bailey served in a variety of executive and leadership positions within Countrywide (and Bank of America Corporation, as its successor) from May 1985 until February 2010. Mr. Bailey is a seasoned mortgage executive with deep experience in loan servicing and administration.

Andrew S. Chang. Mr. Chang has been our Chief Business Development Officer since our formation. Mr. Chang also has served as Chief Business Development Officer of PNMAC since May 2008. Mr. Chang is responsible for our corporate development, portfolio acquisitions, and investor relations activities. Prior to joining PNMAC, from June 2005 to May 2008, Mr. Chang was a director at BlackRock, Inc., a global investment manager, and a senior member in its advisory services practice, specializing in financial strategy and risk management for banks and mortgage companies. Mr. Chang is an experienced financial services executive with a strong background in corporate finance and mortgage banking.

Vandad Fartaj. Mr. Fartaj has been our Chief Capital Markets Officer since our formation. Mr. Fartaj also has served as the Chief Capital Markets Officer of PNMAC since March 2010. Mr. Fartaj previously served as Managing Director, Capital Markets at PNMAC from April 2008 to March 2010. Mr. Fartaj is responsible for all capital markets and investment-related activities, including asset valuation, trading, hedging, secondary marketing, and risk management. Prior to joining PNMAC, he was employed in a variety of positions, including vice president, whole loan trading, at Countrywide Securities Corporation, a broker-dealer, where he was employed from November 1999 to April 2008. Mr. Fartaj has substantial experience in the capital markets, mortgage-related investments, and interest rate risk and credit risk management.

Jeffrey P. Grogin. Mr. Grogin has been our Chief Administrative and Legal Officer and Secretary since our formation. Mr. Grogin also has served as the Chief Administrative and Legal Officer and Secretary of PNMAC since its formation. Mr. Grogin is responsible for overseeing our legal management and affairs, administration and human resources. Mr. Grogin is an owner of Snood, LLC, a computer games publisher, where he has served as president since 1999. Mr. Grogin has significant experience in real estate, mergers and acquisitions, securities, and mortgage banking law.

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Doug Jones. Mr. Jones has been our Chief Correspondent Lending Officer since our formation. Mr. Jones also has been the Chief Correspondent Lending Officer of PNMAC since June 2011. Mr. Jones is responsible for all business activities and production within our correspondent lending segment. Prior to joining PNMAC, Mr. Jones was the senior managing director, correspondent lending at Countrywide (and Bank of America Corporation, as its successor) from 1997 until 2011, where he was responsible for managing and overseeing Countrywide’s correspondent and warehouse lending operations. Mr. Jones is an experienced mortgage banking executive with significant experience in the correspondent lending and warehouse lending businesses.

Anne D. McCallion. Ms. McCallion has been our Chief Financial Officer since our formation and has been the Chief Financial Officer of PNMAC since May 2009. Ms. McCallion is responsible for overseeing our financial management, reporting and controls, and tax management. Prior to joining PNMAC, Ms. McCallion was employed by Countrywide (and Bank of America Corporation, as its successor), where she worked in a variety of executive positions, including deputy chief financial officer and senior managing director, finance, from 1991 to 2008. From January 2009 to March 2009, Ms. McCallion was an independent financial consultant. Ms. McCallion is a seasoned finance and accounting executive with considerable experience in the financial services industry and, more specifically, the mortgage banking sector.

Daniel S. Perotti. Mr. Perotti has been our Chief Asset and Liability Management Officer since November 2013 and holds the same title at PNMAC. Prior thereto, Mr. Perotti served as PNMAC’s Managing Director of Financial Analysis and Valuation from July 2010 until November 2013 and as a director of Capital Markets from June 2008 until July 2010. Mr. Perotti is responsible for oversight of balance sheets, analysis of realized and projected financial performance, and valuation of investment assets for us and the entities we manage. Prior to joining PNMAC in June 2008, Mr. Perotti was a vice president at BlackRock, Inc. and served as the head of the Quantitative Research Team within its BlackRock Solutions business. Mr. Perotti has substantial experience in asset and liability management, financial analysis and valuation of assets.

David M. Walker. Mr. Walker has been our Chief Credit and Enterprise Risk Officer since our formation. Mr. Walker also served as our Chief Operating Officer and Chief Credit Officer of PNMAC since June 2011 and previously as PNMAC’s Chief Credit Officer since its formation in January 2008. Mr. Walker is responsible for credit policy, underwriting, mortgage compliance, internal audit and technology. From June 2002 to April 2007, Mr. Walker served in a variety of executive positions at Countrywide Bank, NA, including Chief Credit Officer and Chief Lending Officer. From October 1992 to June 2002, Mr. Walker served in a variety of executive positions at Countrywide, including Executive Vice President of Secondary Marketing and Managing Director and Chief Credit Officer. Mr. Walker is a seasoned financial services executive with significant experience in credit risk management.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Class A common stock by (1) each person known to us to beneficially own more than 5% of the outstanding shares of Class A common stock, (2) each of our Directors and named executive officers and (3) all of our Directors and executive officers as a group.

Beneficial ownership reflected in the table below is based on 20,879,486 shares of Class A common stock outstanding as of April 7, 2014, and, with respect to any individual, includes the total shares of Class A common stock beneficially owned by such individual and his or her personal planning vehicles. Beneficial ownership is determined with respect to each stockholder in accordance with the rules of the SEC by assuming that such stockholder (and no other stockholder) has exchanged all of its or his Class A Units of PNMAC for an equivalent number of shares of our Class A common stock.

Except as otherwise indicated below, the address for each person or entity listed in the table is c/o PennyMac Financial Services, Inc., 6101 Condor Drive, Moorpark, California 93021.

	Class A Common Stock Beneficially Owned (1)
Beneficial Owner	Number	Percent	% of Total Voting Power and Total Economic Interest in PNMAC (2)
5% Stockholders
BlackRock, Inc.(3) 40 East 52nd Street New York, New York 10022	16,073,278	45.72%	21.18%
HC Partners LLC (4) 200 Clarendon Street, 59th Floor Boston, Massachusetts 02116	20,169,732	49.14%	26.58%
Entities affiliated with Leon G Cooperman (5) 90 Park Avenue, 40th Floor New York, New York 10016	3,391,600	13.97%	4.47%
Entities affiliated with Bridger Management, LLC (6) 90 Park Avenue, 40th Floor New York, New York 10016	1,725,000	7.63%	2.27%
Kurland Family Investments, LLC (7)	8,314,990	28.48%	10.96%

Directors and Named Executive Officers
Stanford L. Kurland (8)	8,599,338	29.17%	11.33%
David A. Spector (9)	1,699,729	7.53%	2.24%
Doug Jones (10)	793,767	3.66%	1.05%
Matthew Botein (11)	1,218,552	5.51%	1.61%
James K. Hunt	4,000	*	*
Joseph Mazzella (12)	331,052	1.56%	*
Farhad Nanji (13)	134,569	*	*
John Taylor	–	*	*
Mark Wiedman (14)	54,556	*	*
Emily Youssouf	–	*	*
Directors and executive officers as a group (17 persons)	18,044,973	72.40%	23.78%

——————

*	Represents less than 1.0%.

(1)	Subject to the terms of the exchange agreement, Class A Units of PNMAC not held by us are exchangeable at any time and from time to time for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends, reclassifications and certain other transactions that would cause the number of outstanding shares of Class A common stock to be different than the number of Class A Units of PNMAC owned by PennyMac Financial Services, Inc. The number of shares of Class A common stock listed in this table as being beneficially owned as a result of Class A Units of PNMAC held by any entity or individual assumes an exchange of such Class A Units for shares of Class A common stock on a one-for-one basis.

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(2)	Represents the percentage of voting power of the Class A common stock and Class B common stock of PennyMac Financial Services, Inc. voting together as a single class. Each holder of Class A Units of PNMAC other than us also holds one share of our Class B common stock. The shares of Class B common stock have no economic rights but entitle the holder, without regard to the number of shares of Class B common stock held, to a number of votes on matters presented to our stockholders that is equal to the aggregate number of Class A Units of PNMAC held by such holder. As a holder exchanges Class A Units of PNMAC for shares of our Class A common stock pursuant to the exchange agreement, the voting power afforded to the holder by its share of Class B common stock will be automatically and correspondingly reduced. Total economic interest in PNMAC is calculated as the percentage of all outstanding Class A Units of PNMAC beneficially held by the stockholder, directly or indirectly through PennyMac Financial Services, Inc., assuming that each share of Class A common stock held is equivalent to one Class A Unit of PNMAC.

(3)	Consists entirely of 512,631 shares of Class A common stock acquired in its role as an investment adviser for certain client accounts, 1,800,000 shares of Class A Common Stock received by BlackRock Mortgage Ventures, LLC upon exchange of its Class A Units of PNMAC on December 13, 2013, and 13,760,647 Class A Units of PNMAC exchangeable by BlackRock Mortgage Ventures, LLC for shares of Class A common stock. BlackRock Mortgage Ventures, LLC is indirectly wholly-owned by BlackRock, Inc. BlackRock, Inc. controls the voting and investment power with respect to the securities held by BlackRock Mortgage Ventures, LLC and, therefore, may be deemed to be the beneficial owner of the shares of Class A common stock beneficially owned by that entity. This information is as reported in the Schedule 13D filed on February 28, 2014 by BlackRock, Inc.

(4)	Consists entirely of 20,169,732 Class A Units of PNMAC exchangeable for shares of Class A common stock.

(5)	Consists of 1,276,700 shares of Class A common stock held in managed accounts over which Leon Cooperman has investment discretion and 2,114,900 shares of Class A common stock held in the accounts of private investment entities over which Leon Cooperman has investment discretion. Mr. Cooperman has sole voting and dispositive power over 2,114,900 shares of Class A common stock and shared voting and dispositive power over 1,276,700 shares of Class A common stock. Mr. Cooperman is the Managing Member of Omega Associates, L.L.C. (“Associates”). Associates is a private investment firm formed to invest in and act as general partner of investment partnerships or similar investment vehicles. Associates is the general partner of limited partnerships known as Omega Capital Partners, L.P. (“Capital LP”), Omega Capital Investors, L.P.(“Investors LP”), and Omega Equity Investors, L.P. (“Equity LP”). These entities are private investment firms engaged in the purchase and sale of securities for investment for their own accounts. Mr. Cooperman is the President and majority stockholder of Omega Advisors, Inc. (“Advisors”), engaged in providing investment management services. Advisors serves as the investment manager to Omega Overseas Partners, Ltd. (“Overseas”). Mr. Cooperman has investment discretion over portfolio investments of Overseas. Advisors also serves as a discretionary investment advisor to a limited number of institutional clients (the “Managed Accounts”). As to the shares owned by the Managed Accounts, there would be shared power to dispose or to direct the disposition of such shares because the owners of the Managed Accounts may be deemed beneficial owners of such shares pursuant to Rule 13d-3 under the Act as a result of their right to terminate the discretionary account within a period of 60 days. Mr. Cooperman is the ultimate controlling person of Associates, Capital LP, Investors LP, Equity LP, and Advisors. Capital LP holds 652,500 shares of Class A common stock; Investors LP holds 278,400 shares of Class A common stock; Equity LP holds 296,200 shares of Class A common stock; Overseas holds 787,800 shares of Class A common stock; and the Managed Accounts hold 1,276,700 shares of Class A common stock. This information is as reported in the Schedule 13D jointly filed on May 20, 2013 by Leon G. Cooperman and Omega Capital Partners LP.

(6)	Consists of 924,000 shares of Class A common stock held of record by Swiftcurrent Partners L.P. and 576,000 shares of Class A common stock held of record by Swiftcurrent Offshore Ltd. Bridger Management LLC is the investment adviser to each of these entities and Roberto Mignone is the managing member of Bridger Management, LLC. and, as such, each of them have shared voting and dispositive power over these shares. This information is as reported in Amendment No. 2 to Schedule 13G jointly filed January 2, 2014 by the foregoing entities.

(7)	Consists entirely of 8,314,990 Class A Units of PNMAC exchangeable for shares of Class A common stock. Stanford L. Kurland, as the sole manager of Kurland Family Investments, LLC, controls the voting and investment power with respect to the securities held by that entity and, therefore, may be deemed to be the beneficial owner of the shares of Class A common stock beneficially owned by that entity.

(8)	Consists entirely of 8,599,338 Class A Units of PNMAC exchangeable for shares of Class A common stock, including 8,314,990 Class A Units of PNMAC owned by Kurland Family Investments, LLC.

(9)	Consists entirely of 1,699,729 Class A Units of PNMAC exchangeable for Class A common stock, including 465,604 Class A Units of PNMAC owned by ST Family Investment Company LLC.

(10)	Consists entirely of 793,767 Class A Units of PNMAC exchangeable for shares of Class A common stock.

(11)	Includes 1,218,552 Class A Units of PNMAC exchangeable for shares of Class A common stock.

(12)	Includes 331,052 Class A Units of PNMAC exchangeable for shares of Class A common stock. Does not include 407,031 Class A Units of PNMAC owned by the Mazzella Family Irrevocable Trust. Mr. Mazzella is not a trustee of that entity and, therefore, would not be deemed to be the beneficial owner of the Class A Units of PNMAC held by that entity.

(13)	Includes 122,109 Class A Units of PNMAC exchangeable for shares of Class A common stock.

(14)	Consists entirely of 54,556 Class A Units of PNMAC exchangeable for shares of Class A common stock.

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COMPENSATION OF DIRECTORS

Non-Management Director Compensation

The following table summarizes the annual retainer fees paid to our non-management Directors during Fiscal 2013:

Base Annual Retainer, all non-management Directors	$65,000
Base Annual Retainer, Independent Lead Director	$20,000
Base Annual Retainer, all non-management committee members:
Audit Committee	$7,750
Compensation Committee	$7,750
Governance and Nominating Committee	$5,750
Related-Party Matters Committee	$5,750
Finance Committee	$7,750
Additional Annual Retainer, all committee chairs:
Audit Committee	$10,750
Compensation Committee	$10,750
Governance and Nominating Committee	$7,750
Related-Party Matters Committee	$7,750
Finance Committee	$10,750

During 2014, the Board adopted a policy whereby non-management Director fees may be paid in cash or common stock at the election of each non-management Director. The number of shares of common stock delivered in lieu of any cash payment of Director fees shall be equivalent in value to the amount of forgone Director fees divided by the market value (as defined in the 2013 Equity Incentive Plan) of the common stock on the last market trading day preceding the day on which the Director fees otherwise would have been paid in cash to the non-management Director, rounded down to the nearest whole share.. Further, all members of our Board will be reimbursed for their reasonable out of pocket costs and expenses in attending all meetings of our Board and its committees and certain other Company-related functions

In addition, our Directors are eligible to receive certain types of equity-based awards under our 2013 Equity Incentive Plan. Each independent Director newly elected or appointed to our Board is entitled to receive a one-time equity grant of approximately $87,000 in restricted stock units, or RSUs. Prior to the vesting of an RSU, such RSU is generally subject to forfeiture upon termination of service to us. During Fiscal 2013, each of Messrs. Botein, Hunt, Mazzella, Nanji, Taylor and Wiedman received a grant of 4,459 time-based RSUs which vest ratably over a three (3) year period beginning on the one (1) year anniversary of the date of the grant, May 14, 2013, subject to continued service through each vesting date. Upon her appointment to our Board, Ms. Youssouf received a grant of 2,614 RSUs, which vest ratably over a three (3) year period beginning on the one (1) year anniversary of the date of the grant, November 14, 2013, subject to continued service through each vesting date.

Upon a change of control (as defined in our 2013 Equity Incentive Plan), all outstanding equity awards granted to non-management Directors will be assumed, or substantially equivalent rights will be substituted, or the awards otherwise will be continued in a manner satisfactory to the Compensation Committee, by the acquiring or succeeding entity or its affiliate.

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2013 Director Compensation Table

The table below summarizes the compensation earned by each non-management Director who served on our Board for Fiscal 2013.

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Matthew Botein	64,187	86,995	151,182
James K. Hunt	60,945	86,995	147,940
Joseph Mazzella	54,625	86,995	141,620
Farhad Nanji	64,187	86,995	151,182
John Taylor	57,866	86,995	144,861
Mark Wiedman	49,599	86,995	136,594
Emily Youssouf	9,036	43,131	52,167	(4)

——————

(1)	Mr. Kurland, our Chairman of the Board and Chief Executive Officer, and Mr. Spector, a Director and our President and Chief Operating Officer, are not included in this table as they are officers of the Company and thus receive no compensation for their services as Directors. Messrs. Kurland and Spector received compensation as officers of the Company for Fiscal 2013 as shown in the “2013 Summary Compensation Table.”

(2)	Reflects fees earned by the Director in Fiscal 2013, whether or not paid in such year.

(3)	Reflects the full grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC TOPIC 718”), of RSUs granted to Messrs. Botein, Hunt, Nanji, Mazzella, Taylor and Wiedman on May 14, 2013 and Ms. Youssouf on November 14, 2013. For more information on the assumptions used in our estimates of value, please refer to Note 22—Stock-based Compensation in our Annual Report on Form 10-K filed on March 14, 2014. As of December 31, 2013, each of our Directors held an aggregate number of RSUs in the following amounts: Messrs. Botein, Hunt, Mazzella, Nanji, Taylor and Wiedman - 4,459 and Ms. Youssouf - 2,614.

(4)	Reflects a pro rata portion of the annual fees described above for the portion of 2013 for which Ms. Youssouf was a Director. Ms. Youssouf joined our Board on November 14, 2013.

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EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

Our Compensation Committee has reviewed and discussed the information set forth herein under “Executive Compensation” with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that such information be included in this Proxy Statement and our Annual Report on Form 10-K.

The Compensation Committee

Matthew Botein, Chairman James K. Hunt Farhad Nanji

2013 Summary Compensation Table

The following “2013 Summary Compensation Table” presents compensation earned by our principal executive officer and our two other most highly compensated persons serving as executive officers during Fiscal 2013 and the fiscal year ended 2012, or Fiscal 2012. Prior to our formation in December 2012, Mr. Kurland served as the principal executive officer of PNMAC and Messrs. Spector and Jones served as executive officers of PNMAC. We refer to these executive officers as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

Stanford L. Kurland	2013	950,000	2,750,000	1,558,321	1,023,809	95,950	6,378,079
Chairman of the Board and	2012	950,000	3,029,604	354,257	–	43,797	4,377,658
Chief Executive Officer

David A. Spector	2013	500,000	1,850,000	589,642	387,390	70,140	3,397,171
Director, President and	2012	500,000	1,986,128	–	–	37,272	2,523,400
Chief Operating Officer

Doug Jones	2013	325,000	825,000	229,898	151,038	343,755	1,874,691
Chief Correspondent	2012	300,000	690,706	–	–	244,171	1,234,877
Lending Officer

——————

(1)	The amounts in this column represent the total amount of bonus earned by the named executive officers for Fiscal 2013 and Fiscal 2012, whether or not paid in such years.

(2)	The amount shown represents the full grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or FASB ASC TOPIC 718, of $140,353 with respect to 324.14 common units granted to Mr. Kurland by PNMAC on January 1, 2012, which common units were converted into 150,791 Class A Units of PNMAC as part of the recapitalization of PNMAC, and $213,904 with respect to 35.55 preferred units purchased by Mr. Kurland for $35,550 on November 1, 2012, which preferred units were converted into 14,143 Class A Units of PNMAC as part of the recapitalization. PNMAC granted Mr. Kurland such common units, and permitted him to purchase such preferred units, in consideration for his forfeiture of a portion of the common units that were allocated to him under a prior equity incentive plan and issued prior to the completion of our initial public offering. Mr. Kurland forfeited such portion of the common units allocated to him in order to facilitate the participation of certain newly-hired executives in a previous equity incentive plan. The amounts shown in this column in respect of 2013 represent performance-based restricted stock units awarded on June 13, 2013 to Mr. Kurland, Mr. Spector and Mr. Jones in the amounts of 134,570, 50,919 and 19,853, respectively, pursuant to our 2013 Equity Incentive Plan. See “—2013 Outstanding Equity Awards at Fiscal Year-End” below.

(3)	The amounts shown in this column represent the full grant date fair value, as determined in accordance with FASB ASC TOPIC 718, of the nonstatutory stock options awarded on June 13, 2013 to Mr. Kurland, Mr. Spector and Mr. Jones in the amounts of 107,656, 40,735 and 15,882, respectively, pursuant to our 2013 Equity Incentive Plan. See “—2013 Outstanding Equity Awards at Fiscal Year-End” below.

(4)	All Other Compensation for all three named executive officers consists of insurance premiums and gross-up payments for the payment of self-employment taxes by each named executive officer. The Company paid gross-up payments to the named executive officers in the following amounts: $46,361 for Mr. Kurland, $26,833 for Mr. Spector and $10,763 for Mr. Jones during Fiscal 2013 and $20,397 for Mr. Kurland, $13,872 for Mr. Spector and $25,894 for Mr. Jones during Fiscal 2012. PNMAC paid insurance premiums to the named executive officers in the following amounts: $20,255 for Mr. Kurland, $19,654 for Mr. Spector and $10,922 for Mr. Jones during Fiscal 2013 and $23,400 for Mr. Kurland, $23,400 for Mr. Spector and $13,427 for Mr. Jones during Fiscal 2012. PNMAC paid an automobile allowance to the named executive officers in the following amounts during Fiscal 2013: $11,800 for Mr. Kurland and $11,800 for Mr. Spector. The Company provided reimbursement for expenses related to tax advice and financial counseling to the named executive officers in the following amounts: $17,534 for Mr. Kurland and $11,853 for Mr. Spector for Fiscal 2013.

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With respect to Mr. Jones, All Other Compensation also includes a $10,200 contribution paid by PNMAC to his 401(k) plan and 13,000 restricted share units awarded by PMT to Mr. Jones for Fiscal 2013 and a $10,000 contribution paid by PNMAC to his 401(k) plan and 15,000 restricted share units awarded by PMT to Mr. Jones in Fiscal 2012, consistent with its compensation program and philosophy, and recorded by PNMAC as a portion of its compensation expense and PCM’s management fees.

In addition, restricted share units were awarded by PMT to Mr. Kurland and Mr. Spector during Fiscal 2013 and Fiscal 2012, consistent with its compensation program and philosophy. The restricted share units were granted on May 14, 2013 and May 16, 2012, and have full grant date fair values, as determined in accordance with FASB ASC TOPIC 718, of $1,679,300 and $1,867,000 for Mr. Kurland, and $1,151,520 and $1,250,890 for Mr. Spector, for Fiscal 2013 and Fiscal 2012, respectively. The restricted share units vest in four equal annual installments beginning on the one-year anniversary of the grant date and entitle each named executive officer to receive dividend equivalents during the vesting period. These full grant date fair values are not included in All Other Compensation for Mr. Kurland and Mr. Spector.

Narrative Disclosure to the 2013 Summary Compensation Table

Employment Agreements

On April 20, 2013, we entered into an employment agreement with Mr. Kurland, pursuant to which he serves as the Chairman of the Board and Chief Executive Officer and the Chief Executive Officer of PNMAC. On that same date, we also entered into an employment agreement with Mr. Spector, pursuant to which he serves as a member of our Board and as our President and Chief Operating Officer and the President and Chief Investment Officer of PNMAC. The terms of these agreements are described below.

The employment agreements, each of which has a three year term, provide Mr. Kurland with an annual base salary of $900,000 and Mr. Spector with an annual base salary of $500,000, in each case, increased annually at a rate determined by our Board and Compensation Committee. Mr. Kurland and Mr. Spector are also entitled to receive both cash and equity incentive compensation each year during the term of the employment agreements, awarded at levels determined by our Board and Compensation Committee based on annual performance targets.

All equity awards are granted pursuant to our 2013 Equity Incentive Plan and are subject to vesting requirements. Any unvested awards shall immediately vest upon the death or disability of the executive, a termination by us other than for cause (as defined in the employment agreement), a termination by the executive for good reason (as defined in the employment agreement), or the expiration of the term of the employment agreement before any new agreement is reached. All nonstatutory options granted pursuant to our 2013 Equity Incentive Plan are exercisable, subject only to vesting provisions, for a period of ten years from the date of grant, and are eligible for cashless exercise in all circumstances.

All of the compensation and benefits must, at a minimum, be targeted based on performance at a level commensurate with the total compensation paid to the top 25% of executives holding comparable positions in companies of comparable size and sophistication. The agreements also provide for the accrual of twenty days of paid time off at the executive’s regular base pay rate during each year of the term, medical benefits, reimbursement for expenses related to tax advice and financial counseling not to exceed $25,000, an automobile allowance of up to $1,500 per month, reimbursement of reasonable business expenses, and participation in such other benefits programs as are provided to our executives generally.

Each of these employment agreements provides for compensation and obligations in the event of certain terminations of employment. Upon a termination due to death or disability, a termination by us without cause, or a termination by the executive for good reason, in addition to any other amounts required by law to be paid to him, the executive would be entitled to the pro rata portion of any bonus earned but unpaid for the year during which the agreement is terminated, and we will generally reimburse the executive or his estate for any amounts paid by him or his estate for coverage of him and his family under our group health medical benefits plan pursuant to the Consolidated Omnibus Budget Reconciliation Act, or COBRA, for as long as the executive or his family is eligible to receive such benefits under COBRA. Upon a termination due to death, the executive’s estate will also receive severance payments equal to his base salary for a period of 6 months following such termination. Upon the expiration of the term of the employment agreement or upon a termination by us other than for cause or a termination by the executive for good reason, the executive will also serve as a consultant to us for an eighteen-month period commencing on the termination date. During the consulting period, the executive will receive in monthly installments, payments equal to one-twelfth of the executive’s median annual base salary and one-twelfth of the executive’s median annual incentive compensation, as calculated based on the executive’s annual base salary and target incentive compensation for the year in which the termination date occurs and his annual base salary and actual incentive compensation for the two preceding years, provided that such compensation will cease if the executive engages in services for a business that competes with ours.

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Each employment agreement also provides that for 18 months following a termination of employment, the executive will not, directly or indirectly, solicit or induce any of our employees, consultants, independent contractors, agents or representatives of the Company, or those of our affiliates, to discontinue employment or engagement with us or our affiliates, or otherwise interfere with those relationships.

Potential Payments Upon Termination or Change in Control

Pursuant to our 2013 Equity Incentive Plan and subject to any contrary provisions in any applicable award agreement, upon the occurrence of a change of control:

•	all outstanding unvested awards and awards subject to a risk of forfeiture, other than awards conditioned on the achievement of performance goals, will immediately become vested in full and no longer be subject to any risk of forfeiture unless they are assumed or otherwise continued in a manner satisfactory to the Committee, or substantially equivalent rights are provided in substitution for such awards, in each case by the acquiring or succeeding entity or one of its affiliates; and

•	if a pro rata portion of the performance goals under awards conditioned on the achievement of performance goals or other business objectives has been achieved as of the effective date of the change of control, then such performance goals or other business objectives shall be deemed satisfied as of such change of control with respect to a pro rata portion of the number of shares subject to the original award. The pro rata portion of the performance goals or other business objectives and the number of shares subject to the original awards shall each be based on the length of time within the performance period which has elapsed prior to the change of control. The pro rata portion of any award deemed earned in this manner will be paid out within 30 days following the change of control. The remaining portion of such an award that is not eligible to be deemed earned as of the change of control will be deemed to have been satisfied, earned, or forfeited as of the change of control in such amounts as the Committee shall determine in its sole discretion unless that remaining portion is assumed by the acquiring or succeeding entity or one of its affiliates, which will be deemed to occur if that remaining portion is subjected to (i) comparable performance goals based on the post-change of control business of the acquiror or succeeding entity or one if its affiliates, and (ii) a measurement period using a comparable period of time to the original award, each in a manner satisfactory to the Committee.

A change of control is defined as the occurrence of any of the following: (1) a transaction, as described above, unless securities possessing more than 50% of the total combined voting power of the resulting entity or ultimate parent entity are held by one or more persons who held securities possessing more than 50% of the total combined voting power of our Company immediately prior to the transaction; (2) any person or group of persons, excluding us and certain other related entities, directly or indirectly acquires beneficial ownership of securities possessing more than 20% of the total combined voting power of our Company, unless pursuant to a tender or exchange offer that our Board recommends stockholders accept; (3) over a period of no more than 36 consecutive months there is a change in the composition of our Board such that a majority of our Directors ceases to be composed of individuals who either (i) have been Directors continuously since the beginning of that period, or (ii) have been elected or nominated for election as members of our Board during such period by at least a majority of the remaining members of our Board who have been Directors continuously since the beginning of that period; or (4) a majority of the members of our Board vote in favor of a decision that a change of control has occurred.

Summary of Equity Award Agreements

During Fiscal 2013, our named executive officers were awarded non-statutory stock options. The form of stock option award agreement provides for the award of stock options to purchase the optioned shares. In general, and except as otherwise provided by the Compensation Committee, one-third (1/3) of the optioned shares will vest in a lump sum on each of the first, second, and third anniversaries of the vesting commencement date, subject to the recipient’s continued service through each anniversary, and each stock option will have a term of ten years from the date of grant. Additionally, the stock options expire (1) immediately upon termination of the holder’s employment or other association with us for cause, (2) one year after the holder’s employment or other association is terminated due to death or disability and (3) three months after the holder’s employment or other association is terminated for any other reason.

During Fiscal 2013, our named executive officers also were awarded performance-based RSUs. The forms of RSU award agreement referred to herein provide for the award of performance-based RSUs to obtain, for each RSU, a variable number of shares of our Class A common stock and time-based RSUs to obtain, for each RSU, one share of our Class A common stock. One-third of all time-based RSUs vest in a lump sum on each of the first, second, and third anniversaries of the vesting commencement date, subject to the recipient’s continued service through each anniversary. The number of shares received upon vesting of performance-based RSUs is determined based on the attainment of the performance goals, subject to conditions including continued employment throughout the performance period.

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In determining the equity awards granted in Fiscal 2013, we considered, among other factors, the recommendations of management and the report of Mercer (US), Inc., the independent compensation consultant retained by our Compensation Committee for the purpose of analyzing our executive compensation policies and practices and our proposed awards under the 2013 Equity Incentive Plan. The consultant considered a variety of factors, including the Company’s size and financial performance, the experience and positions of our named executive officers, and compensation provided to executive officers by our industry and sector peers.

2013 Outstanding Equity Awards at Fiscal Year-End

The following table provides information about outstanding equity awards of our named executive officers as of the end of Fiscal 2013:

		Option Awards (1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock Granted That Have Not Vested (#)	Market Value of Shares or Units of Stock Granted That Have Not Vested ($)(2)
Stanford L. Kurland	06/13/2013	–	107,656	21.03	06/12/2023	134,570	1,558,321

David A. Spector	06/13/2013	–	40,735	21.03	06/12/2023	50,919	589,642

Doug Jones	06/13/2013	–	15,882	21.03	06/12/2023	19,853	229,898

——————

(1)	One-third (1/3) of the optioned shares will vest in a lump sum on each of the first, second, and third anniversaries of the vesting commencement date, subject to the recipient’s continued service through each anniversary.

(2)	Per share grant date fair value of stock awards is $11.58.

401(k) Plan

PNMAC maintains a tax-qualified 401(k) retirement plan for all employees who satisfy certain eligibility requirements. Under our 401(k) plan, employees may elect to defer a portion of their eligible compensation subject to applicable annual Code limits. Under the 401(k) plan, PNMAC makes matching contributions to participants equal to 100% of the participant’s elective deferrals, up to a maximum of 4% of the participant’s annual compensation. We intend for the 401(k) plan to qualify under Section 401(a) and 501(a) of the Code so that contributions by employees to the 401(k) plan, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised of three Directors, Messrs. Botein, Hunt and Nanji. None of the members of our Compensation Committee is or has at any time been one of our officers or employees. None of our executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.

Compensation Risks

We believe that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In addition to cash compensation that is paid to officers and employees of our wholly-owned subsidiary, PNMAC, we also use long-term incentive compensation in the form of equity-based awards, which we issue under our 2013 Equity Incentive Plan. The long-term incentive compensation awards are designed to align the interests of our officers and service providers with those of our stockholders, all of whom will share together in the creation of value through capital appreciation. We believe that equity-based awards are consistent with our stockholders’ interest in book value growth as these individuals will be less incentivized to take short-term risk and more incentivized to grow book value for stockholders over time.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below transactions and series of similar transactions, during and since our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of the Directors, executive officers or holders of more than 5% of the membership interests of PNMAC, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our Directors and named executive officers are described elsewhere in this Proxy Statement.

Exchange Agreement

We have entered into an exchange agreement with all of the owners of Class A Units of PNMAC other than us that entitles those owners to exchange their Class A Units of PNMAC for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends, reclassifications and certain other transactions that would cause the number of outstanding shares of Class A common stock to be different than the number of Class A Units of PNMAC owned by PennyMac Financial Services, Inc. Those owners are able to exercise their exchange rights at any time. In addition, we can require those owners to exercise their exchange rights (i) in connection with a change of control of our Company or (ii) if no holder of Class A Units of PNMAC (other than us) holds 3% or more of all Class A Units of PNMAC, in each case unless the cash and, in the case of a change of control, marketable securities that they would receive in connection with such exchange (including the after-tax value of amounts received pursuant to the tax receivable agreement and any amounts advanced to them by us, which advanced amounts will be repaid upon the sale of the Class A common stock received in the exchange) would not be sufficient to cover the taxes that those owners would become liable for as a result of such exchange. Even if that cash would not be sufficient to cover their taxes, we can still require those owners to exchange if no holder holds more than 3% of all Class A Units of PNMAC by electing to effect the exchange at 110% of the exchange rate otherwise in effect. We can also require an owner who is an officer or employee to exercise his or her exchange rights, upon the termination of his or her employment. If we have distributed excess cash or property to our stockholders prior to an exchange of Class A Units of PNMAC by an owner pursuant to the exchange agreement, then upon such exchange such owner will also receive, in respect of each share of Class A common stock issued in such exchange, the amount of such excess cash or property that was distributed in each such prior distribution in respect of each share of Class A common stock outstanding at the time of such prior distribution. Excess property consists of any property, other than cash, that was not distributed to PennyMac Financial Services, Inc. by PNMAC. Excess cash consists of any amount by which the cumulative amount of all cash distributed by us to our stockholders exceeds (i) the cumulative amount of all cash distributed to us by PNMAC, LLC, less (ii) the cumulative amount of all cash payments made by us for any purpose other than repaying debt or making distributions to our stockholders, each measured as of the time of the exchange of Class A Units of PNMAC. The exchange agreement provides, however, that voluntary exchanges must be for the lesser of a stated minimum number of Class A Units of PNMAC or all of the vested Class A Units of PNMAC held by such owner. The exchange agreement also provides that an owner will not have the right to exchange Class A Units of PNMAC if we determine that such exchange would be prohibited by law or regulation or would violate other agreements with PNMAC to which the owner may be subject. We may impose additional restrictions on exchanges that we determine to be necessary or advisable so that PNMAC is not treated as a “publicly traded partnership” for United States federal income tax purposes.

Stockholder Agreements

We have entered into separate stockholder agreements with BlackRock and Highfields which provide that our Board will consist of no more than nine directors as long as those entities and their affiliates hold at least 10% of the voting power of our outstanding shares of capital stock. Those agreements also provide that each of BlackRock and Highfields will have the right to nominate two individuals for election to our Board as long it, together with its affiliates, holds at least 15% of the voting power of our outstanding shares of capital stock, and the right to nominate one individual for election to our Board as long as it, together with its affiliates, holds at least 10% of the voting power of our outstanding shares of capital stock. We, in turn, are obligated to use our best efforts to ensure that these nominees are elected. In addition, those agreements provide that each of BlackRock and Highfields, as long as it, together with its affiliates, holds at least 10% of the voting power of our outstanding shares of capital stock, will have the right to nominate one member of each committee of our Board. As long as those nominees meet the independence standards applicable to those committees, we will appoint them as members of those committees. Those agreements also provide that neither our certificate of incorporation nor our bylaws, as in effect from time to time, may be amended in any manner that is adverse to BlackRock, Highfields or their respective affiliates without the consent of BlackRock or Highfields, as applicable, as long it, together with its affiliates, holds at least 5% of the voting power of our outstanding shares of capital stock.

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Registration Rights Agreement

We have entered into a registration rights agreement with BlackRock, Highfields and the other owners of PNMAC other than PennyMac Financial Services, Inc. pursuant to which BlackRock, Highfields and certain permitted transferees have the right, under certain circumstances and subject to certain restrictions, to require us to register for resale the shares of our Class A common stock delivered in exchange for Class A Units of PNMAC held by them. In October 2013, we filed a registration statement to register for resale the shares of our Class A common stock delivered in exchange for Class A Units of PNMAC on behalf of BlackRock, Highfields and other selling stockholders. The registration statement was declared effective on October 29, 2013. All securities registered under this registration statement are available for sale in the open market unless restrictions apply.

Demand Registration Rights. BlackRock and Highfields and certain permitted transferees each have the right to demand that we register their Class A common stock for resale, subject to the conditions set forth in the registration rights agreement, no more than three times in any twelve month period. BlackRock and Highfields and certain permitted transferees have the right under the registration rights agreement to require that we register their Class A common stock for resale. Such registration demand must reasonably be expected to result in aggregate gross cash proceeds to such demanding stockholder in excess of $25 million. Each of BlackRock and Highfields and certain permitted transferees will have the right to participate in any such demand registrations. We will not be obligated to effect a demand registration within 120 days of the effective date of a registration statement filed by us. We may postpone the filing of a registration statement for up to 60 days once in any 12-month period if our Board determines in good faith that the filing would reasonably be expected to materially adversely affect any material financing or acquisition of ours or require premature disclosure of information that would reasonably be expected to be materially adverse to us. The underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. We must pay all expenses, except for underwriters’ discounts and commissions, incurred in connection with these demand registration rights.

Piggyback Registration Rights. BlackRock, Highfields, certain of their permitted transferees and the minority stockholders which are parties to the agreement will each have the right to “piggyback” on any registration statements that we file on an unlimited basis, subject to the conditions set forth in the registration rights agreement. If we register any securities for public sale, stockholders with piggyback registration rights under the registration rights agreement have the right to include their shares in the registration for resale by them, subject to specified limitations and exceptions.

S-3 Registration Rights. If we are eligible to file a registration statement on Form S-3, the stockholders with S-3 registration rights under the registration rights agreement and certain permitted transferees can request that we register their shares for resale. Any registration must be reasonably expected by the demanding stockholder to result in aggregate gross cash proceeds to such demanding stockholder in excess of $10 million, and no more than three demands for an S-3 registration may be made in any 12-month period. If we are eligible as a Well Known Seasoned Issuer, or WKSI, the requesting stockholders may request that the shelf registration statement utilize the automatic shelf registration process under Rule 415 and Rule 462 promulgated under the Securities Act. If we are not eligible as a WKSI or are otherwise ineligible to utilize the automatic shelf registration process, then we are required to use our reasonable efforts to have the shelf registration statement declared effective.

Tax Receivable Agreement

As described above, the holders of Class A Units of PNMAC other than us may (subject to the terms of the exchange agreement) exchange their Class A Units of PNMAC for shares of our Class A common stock, initially on a one-for-one basis. PNMAC intends to have in effect an election under Section 754 of the Code effective for each taxable year in which an exchange of Class A Units of PNMAC for shares of Class A common stock occurs, which may result in a special adjustment for PennyMac Financial Services, Inc. with respect to the tax basis of the assets of PNMAC at the time of an exchange of Class A Units of PNMAC, which adjustment affects only us, which we refer to as the “corporate taxpayer.” The subsequent exchanges are expected to result in special increases for the corporate taxpayer in the tax basis of the assets of PNMAC that otherwise would not have been available. These increases in tax basis may reduce the amount of tax that the corporate taxpayer would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. The IRS may challenge all or part of the existing tax basis, tax basis increase and increased deductions, and a court could sustain such a challenge.

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We have entered into a tax receivable agreement with the owners of PNMAC other than us that provides for the payment from time to time by the corporate taxpayer to those owners of 85% of the amount of the net tax benefits, if any, that the corporate taxpayer is deemed to realize under certain circumstances as a result of (i) increases in tax basis resulting from exchanges of Class A Units of PNMAC and (ii) certain other tax benefits related to our entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. These payment obligations are obligations of the corporate taxpayer and not of PNMAC. For purposes of the tax receivable agreement, the tax benefit deemed realized by the corporate taxpayer will be computed by comparing the actual income tax liability of the corporate taxpayer (calculated with certain assumptions) to the taxes that the corporate taxpayer would have been required to pay had there been no increase to the tax basis of the assets of PNMAC as a result of the exchanges, and had the corporate taxpayer not entered into the tax receivable agreement. The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the tax receivable agreement. In the event of termination of the tax receivable agreement, we would be required to make an immediate payment equal to the present value of the anticipated future net tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including:

•	the timing of exchanges—for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of PNMAC at the time of each exchange;

•	the price of shares of our Class A common stock at the time of the exchange—the tax basis increase in assets of PNMAC for the corporate taxpayer, as well as any related increase in allocations of tax deductions to the corporate taxpayer, is directly proportional to the price of shares of our Class A common stock at the time of the exchange;

•	the extent to which such exchanges are taxable—if an exchange is not taxable for any reason, increased deductions will not be available; and

•	the amount and timing of our income—the corporate taxpayer will be required to pay 85% of the net tax benefits as and when those benefits are treated as realized under the terms of the tax receivable agreement. If the corporate taxpayer does not have taxable income, the corporate taxpayer generally is not required (absent a change of control or circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been actually realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the tax receivable agreement.

We expect that the payments that we may make under the tax receivable agreement will be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the tax receivable agreement exceed the actual benefits we realize in respect of the tax attributes subject to the tax receivable agreement and/or distributions to us by PNMAC are not sufficient to permit us to make payments under the tax receivable agreement after we have paid taxes. Furthermore, our obligations to make payments under the tax receivable agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that are deemed realized under the tax receivable agreement. The payments under the tax receivable agreement are not conditioned upon the continued ownership of us by the exchanging owners of PNMAC.

In addition, the tax receivable agreement provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, the corporate taxpayer’s (or its successor’s) obligations with respect to exchanged or acquired Class A Units of PNMAC (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that the corporate taxpayer would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. As a result, (i) we could be required to make payments under the tax receivable agreement that are greater than or less than the specified percentage of the actual net tax benefits we realize in respect of the tax attributes subject to the tax receivable agreement and (ii) if we elect to terminate the tax receivable agreement early, we would be required to make an immediate payment equal to the present value of the anticipated future net tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our liquidity, as well as our attractiveness as a target for an acquisition.

Decisions made by certain owners of Class A Units of PNMAC in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by an exchanging or selling owner under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the tax receivable agreement and increase the present value of such payments.

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Payments are generally due under the tax receivable agreement within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return. Payments not made when due under the tax receivable agreement generally would accrue interest at a rate of LIBOR plus 500 basis points. However, in the event that we do not have sufficient cash available to make a payment under the tax receivable agreement when that payment is due, under certain circumstances we may elect to defer that payment for up to two years. Payments that are deferred pursuant to this election would accrue interest at a rate of LIBOR plus 350 basis points.

Payments under the tax receivable agreement will be based on the tax reporting positions that we will determine. Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, the corporate taxpayer will not be reimbursed for any payments previously made under the tax receivable agreement (except to the extent such amounts can be applied against future amounts that would otherwise be due under the tax receivable agreement). As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of the benefits that the corporate taxpayer actually realizes in respect of the tax attributes subject to the tax receivable agreement.

PNMAC Limited Liability Company Agreement

We are the sole managing member of PNMAC. Accordingly, we operate and control all of the business and affairs of PNMAC and, through PNMAC and its operating entity subsidiaries, conduct our business.

Pursuant to the limited liability company agreement of PNMAC, we have the right to determine when distributions will be made to unit holders of PNMAC and the amount of any such distributions, other than with respect to tax distributions as described below. If a distribution is authorized; such distribution will be made to the unit holders of PNMAC pro rata in accordance with the percentages of their respective limited liability company interests.

The unit holders of PNMAC, including us, will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of PNMAC. Except as otherwise required under Section 704(c) of the Code, net profits and net losses of PNMAC will generally be allocated to its unit holders (including us) pro rata in accordance with their respective limited liability company interests. The limited liability company agreement of PNMAC will provide for quarterly cash distributions, which we refer to as “tax distributions,” to the holders of the Class A Units of PNMAC if we, as the sole managing member of PNMAC, determine that the taxable income of PNMAC gives rise to taxable income for such holders. Generally, these quarterly tax distributions will be computed based on the taxable income of PNMAC multiplied by an assumed tax rate determined by us. Tax distributions will be made only to the extent that all distributions from PNMAC for the relevant year were insufficient to cover such tax liabilities.

The limited liability company agreement of PNMAC also provides that substantially all expenses incurred by or attributable to us, but not including our obligations incurred under the tax receivable agreement and our income tax expenses, will be borne by PNMAC.

The limited liability company agreement of PNMAC generally provides that at any time we issue a share of our Class A common stock or any other equity security, the net proceeds we receive with respect to such share, if any, shall be concurrently transferred to PNMAC and PNMAC will issue to us one Class A Unit with respect to such issuance of Class A common stock (or another equity interest in PNMAC with respect to other equity issuances by us). Conversely, if at any time, any shares of our Class A common stock are redeemed by us for cash, then PNMAC will redeem from us the same number of Class A Units of PNMAC (subject to any change in the initial exchange rate provided for in the exchange agreement) at the same price.

Other than us, in our capacity as managing member, holders of the Class A Units of PNMAC will have no voting rights with respect to PNMAC, except that (i) the managing member shall not create additional classes of units or securities for issuance to any party other than us and (ii) the managing member and PNMAC shall take no action or enter into any agreement that would limit the ability of PNMAC to make tax distributions or the ability of the managing member to make payments under the tax receivable agreement, provided that the managing member and PNMAC may enter into credit, financing or warehousing or similar agreements that limit or prohibit the making of tax distributions or payments under the tax receivable agreement if there is a default or event of default or if such distributions could result in a default or event of default thereunder, in each case without the consent of each of BlackRock and Highfields, as long as it, together with its affiliates, holds any Class A Units of PNMAC.

Also, as long as BlackRock or Highfields, together with its affiliates, holds at least 3% of the number of Class A Units of PNMAC that were outstanding immediately following the initial public offering of our Class A common stock and the related purchase of Class A Units of PNMAC by us with the proceeds of that offering, PNMAC may not, without the consent of that holder, make any dilutive issuance (generally any issuance of units to us other than an issuance of Class A Units of PNMAC to us in connection with the issuance by us of an equivalent number of shares of Class A common stock as described above) of any units other than Class A Units of PNMAC to us. Further, as long as BlackRock or Highfields, together with its affiliates, holds any Class A Units of PNMAC, PNMAC may not, without the consent of that holder, make any dilutive issuance of any units to us if such issuance, together with all other such issuances made during the 365 day period ending on the date of such issuance, would cause the percentage of Class A Units of PNMAC (together with all other common equity securities of PNMAC) held by all members of PNMAC other than us to decrease by more than 0.5% during that period (ignoring, for the purposes of this calculation, units purchased by those members pursuant to the following sentence). Concurrently with each dilutive issuance, each member of PNMAC other than us will have the right to purchase, at the same price and on the same terms on which we are purchasing units in that dilutive issuance, up to the number of the same type of units as would be necessary for that member to beneficially own the same percentage of all such units outstanding immediately after the dilutive issuance as that member beneficially owned immediately prior to the dilutive issuance.

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Holders of Class A Units of PNMAC also have consent rights for amendments to the limited liability company agreement of PNMAC that materially and adversely affect the rights or duties of a holder on a discriminatory and non-pro rata basis. In addition, so long as either BlackRock or Highfields continues to own, together with its affiliates, a number of Class A Units of PNMAC representing more than 10% of the Class A Units of PNMAC outstanding immediately after the initial public offering of our Class A common stock, its consent will be required for any amendment to the limited liability company agreement of PNMAC. The consent of BlackRock and Highfields and any other member to whom BlackRock or Highfields has transferred Class A units in compliance with the limited liability company agreement of PNMAC will also be required to any amendment that (i) reduces such holder’s tax distributions, (ii) limits such holder’s ability to exercise its rights under the exchange agreement, (iii) requires such holder to make a capital contribution, (iv) increases such holder’s obligations or permits the appointment of a new managing member other than a successor to PennyMac Financial Services, Inc. permitted under the limited liability company agreement of PNMAC, (v) reduces or eliminates fiduciary duties of the managing member or officers, (vi) restricts or eliminates permitted transfers of Class A Units of PNMAC, (vii) reduces or eliminates indemnification or exculpation provisions, or (viii) changes certain provisions regarding the issuance of units by PNMAC or shares by us. In addition, the consent of BlackRock and Highfields will be required to convert the legal form of Private National Mortgage Association Company, LLC into a corporation, or treat it as other than a partnership for United States federal income tax purposes.

Management Agreements

Our subsidiary, PCM, enters into investment management agreements with investment companies or funds that invest in residential mortgage assets. Presently, PCM is party to management agreements with the Investment Funds and with PMT.

These management agreements require us to oversee the business affairs of the Investment Funds and PMT in conformity with the investment policies that are approved and monitored by such client’s board or management. We are responsible for the client’s day-to-day management and perform such services and activities related to the client’s assets and operations as may be appropriate.

PMT Management Agreement. Effective February 1, 2013, we renewed our management agreement with PMT and PennyMac Operating Partnership, L.P. through February 1, 2017 and amended and restated its terms in order to better align the base and performance incentive components of our management fee with PMT’s investment strategy. Pursuant to the terms of the amended and restated management agreement between PCM and PMT, PCM collects a base management fee and may collect a performance incentive fee, both payable quarterly and in arrears. The initial term of this management agreement expires, on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

The base management fee is calculated as a defined annualized percentage of “shareholder’s equity.” “Shareholders’ equity” is defined as the sum of the net proceeds from any issuances of PMT’s equity securities since its inception (weighted for the time outstanding during the measurement period); plus PMT’s retained earnings at the end of the quarter; less any amount that PMT pays for repurchases of its common shares (weighted for the time held during the measurement period); and excluding one-time events pursuant to changes in United States generally accepted accounting principles, or GAAP, and certain other non-cash charges after discussions between PCM and PMT’s independent trustees and approval by a majority of PMT’s independent trustees.

The base management fee is equal to the sum of (i) 1.5% per annum of shareholders’ equity up to $2 billion, (ii) 1.375% per annum of shareholders’ equity in excess of $2 billion and up to $5 billion, and (iii) 1.25% per annum of shareholders’ equity in excess of $5 billion. The base management fee is paid in cash.

The performance incentive fee is calculated at a defined annualized percentage of the amount by which “net income,” on a rolling four-quarter basis and before the incentive fee, exceeds certain levels of return on “equity.” “Net income,” for purposes of determining the amount of the performance incentive fee, is defined as net income or loss computed in accordance with GAAP and certain other non-cash charges determined after discussions between PCM and PMT’s independent trustees and approval by a majority of PMT’s independent trustees. “Equity” is the weighted average of the issue price per common share of all of PMT’s public offerings, multiplied by the weighted average number of common shares outstanding (including restricted share units) in the four-quarter period.

The performance incentive fee is calculated quarterly and escalates as net income (stated as a percentage return on equity) increases over certain thresholds. On each calculation date, the threshold amounts represent a stated return on equity, plus or minus a “high watermark” adjustment. The performance fee payable for any quarter is equal to: (a) 10% of the amount by which net income for the quarter exceeds (i) an 8% return on equity plus the high watermark, up to (ii) a 12% return on equity; plus (b) 15% of the amount by which net income for the quarter exceeds (i) a 12% return on equity plus the high watermark, up to (ii) a 16% return on equity; plus (c) 20% of the amount by which net income for the quarter exceeds a 16% return on equity plus the high watermark.

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The high watermark starts at zero and is adjusted quarterly. The quarterly adjustment reflects the amount by which the net income in that quarter exceeds or falls short of the lesser of 8% and the 30-year Fannie Mae current coupon MBS Yield (the target yield) for such quarter. If the net income is lower than the target yield, the high watermark is increased by the difference. If the net income is higher than the target yield, the high watermark is reduced by the difference. Each time a performance incentive fee is earned, the high watermark returns to zero. As a result, the threshold amounts required for PCM to earn a performance incentive fee are adjusted cumulatively based on the performance of PMT’s net income over (or under) the target yield, until the net income in excess of the target yield exceeds the then-current cumulative high watermark amount, and a performance incentive fee is earned. The performance incentive fee may be paid in cash or in common shares of PMT (subject to a limit of no more than 50% paid in common shares), at PMT’s option.

Under this management agreement, PCM is entitled to reimbursement of its organizational and operating expenses, including third-party expenses, incurred on PMT’s behalf.

In general, the parties to this management agreement have agreed to negotiate in good faith to amend the provisions thereof relating to the compensation of PCM in order to cause such compensation to be materially consistent with market rates of compensation for services comparable to those provided under this management agreement if (a) PMT or PCM requests such negotiation after a determination by PMT or PCM that the rates of compensation payable to PCM differ materially from such market rates of compensation and (b) various conditions relating to the timing and frequency of such requests are satisfied, including the condition that no request be made before the second anniversary of the execution of this management agreement. If the parties are unable to reach agreement on the terms of a fee amendment within thirty days of the delivery of the relevant fee negotiation request, the terms of such fee amendment will be determined by final and binding arbitration procedures set forth in this management agreement.

Under this management agreement, PCM may be entitled to a termination fee under certain circumstances. Specifically, the termination fee is payable for (1) PMT’s termination of the management agreement without cause, (2) PCM’s termination of the management agreement upon a default by PMT in the performance of any material term of the management agreement that has continued uncured for a period of 30 days after receipt of written notice thereof or (3) PCM’s termination of the management agreement after PMT’s termination without cause (excluding a non-renewal) of the mortgage banking and warehouse services agreement, the MSR recapture agreement, or the amended and restated flow servicing agreement, each of which is described below. The termination fee is equal to three times the sum of (a) the average annual base management fee, and (b) the average annual (or, if the period is less than 24 months, annualized) performance incentive fee earned by PCM, in each case during the 24-month period before termination.

PMT may terminate this management agreement without the payment of any termination fee under certain circumstances, including, among other circumstances, in the event of uncured material breaches by PCM of this management agreement, upon a change in control of PCM (defined to include a 50% change in the shareholding of PCM in a single transaction or related series of transactions or Mr. Kurland’s failure to continue as chief executive officer of PCM to the extent his suitable replacement (in PMT’s discretion) has not been retained by PCM within six months thereof) or upon the termination of the mortgage banking and warehouse services agreement or the MSR recapture agreement by PLS without cause.

This management agreement also provides that, prior to the undertaking by PCM or its affiliates of any new investment opportunity or any other business opportunity requiring a source of capital with respect to which PCM or its affiliates will earn a management, advisory, consulting or similar fee, PCM will present to PMT that new opportunity and the material terms on which PCM proposes to provide services before pursuing that opportunity with third parties.

We earned approximately $19.6 million in base management fees in Fiscal 2013, and $12.8 million in performance incentive fees in Fiscal 2013, under our management agreements with PMT.

Investment Funds Management Agreements. We have investment management agreements with the Investment Funds pursuant to which we receive management fees consisting of base management fees and carried interest. The Investment Funds’ management fees were based on the capital commitments of the respective funds from their inception through December 31, 2011, at which time the commitment period for each of the Investment Funds ended. Since the end of the commitment periods, the base management fees are based on the lesser of the funds’ net asset values or aggregate capital contributions. The base management fees accrue at annual rates ranging from 1.5% to 2.0% of the applicable amounts on which they are based.

We also recognize carried interest as a participation in the profits of the Investment Funds after their investors have achieved a preferred return of 8.0%, compounded annually and as defined in the management agreements. After the investors have achieved such preferred return, a “catch up” return accrues to us until we receive a specified percentage of such preferred return, taken together with our portion thereof. Thereafter, we participate in future returns in excess of the preferred return rate at the rate of 20.0%.

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The amount of the carried interest that we will receive depends on the Investment Funds’ future performance. As a result, the amount of carried interest recorded by us at period end is subject to adjustment based on future results of the Investment Funds. We expect to collect the carried interest when the Investment Funds liquidate. The Investment Funds will continue in existence through December 31, 2016, subject to three one-year extensions by PCM at its discretion, in accordance with the terms of the limited liability company and limited partnership agreements that govern the Investment Funds.

We earned from the Investment Funds approximately $7.9 million in base management fees, and approximately $13.4 million in carried interest, in Fiscal 2013 under our management agreements with the Investment Funds. We did not earn any performance incentive fees during these periods under these management agreements.

Servicing Agreements

Our subsidiary, PLS, enters into servicing agreements with investment companies or funds that invest in residential mortgage loans pursuant to which we provide servicing for our clients’ portfolio of residential mortgage loans. Presently, PLS is party to servicing agreements with the Investment Funds and PMT.

The loan servicing to be provided by us under the servicing agreements includes collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as managing loss mitigation, which may include, among other things, collection activities, loan workouts, modifications, foreclosures and short sales. We may also engage in certain loan origination activities that include refinancing mortgage loans and arranging financings that facilitate sales of real estate owned properties.

PMT Loan Servicing Agreement. Effective February 1, 2013, we amended our loan servicing agreement with PMT and established servicing fees that change the nature of the fees that we earn to fixed per-loan monthly amounts based on the delinquency, bankruptcy and foreclosure status of the serviced loan or the real estate acquired in settlement of a loan. The loan servicing agreement was further amended on March 1, 2013. The initial term of this servicing agreement expires on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

The base servicing fees for distressed whole loans are calculated based on a monthly per-loan dollar amount, with the actual dollar amount for each loan based on the delinquency, bankruptcy and/or foreclosure status of such loan or the related underlying real estate. Presently, the base servicing fees for distressed whole loans range from $30 per month for current loans up to $125 per month for loans that are severely delinquent and in foreclosure.

The base servicing fees for non-distressed mortgage loans subserviced by PLS on behalf of PMT are also calculated through a monthly per-loan dollar amount, with the actual dollar amount for each loan based on whether the mortgage loan is a fixed-rate or adjustable-rate loan. Presently, the base servicing fees for loans subserviced on behalf of PMT are $7.50 per month for fixed-rate loans and $8.50 per month for adjustable-rate mortgage loans. To the extent that these loans become delinquent, PLS is entitled to an additional servicing fee per loan falling within a range of $10 to $75 per month and based on the delinquency, bankruptcy and foreclosure status of the loan or the related underlying real estate.

PLS is also entitled to customary ancillary income and certain market-based fees and charges, including boarding and deboarding fees, liquidation and disposition fees, and assumption, modification and origination fees.

Except as otherwise provided in the MSR recapture agreement, when PLS effects a refinancing of a loan on PMT’s behalf and not through a third-party lender and the resulting loan is readily saleable, or PLS originates a loan to facilitate the disposition of the real estate acquired by PMT in settlement of a loan, PLS is entitled to receive from PMT market-based fees and compensation consistent with pricing and terms PLS offers unaffiliated third parties on a retail basis.

To the extent that PLS participates in the Home Affordable Modification Program, or HAMP (or other similar mortgage loan modification programs), PLS is entitled to retain any incentive payments made to it and to which it is entitled under HAMP, provided that with respect to any incentive payments paid to PLS in connection with a mortgage loan modification for which PMT previously paid PLS a modification fee, PLS is required to reimburse PMT an amount equal to the incentive payments.

In addition, because PMT does not have any employees or infrastructure, PLS is required to provide a range of services and activities significantly greater in scope than the services provided in connection with a customary servicing arrangement. For these services, PLS receives from PMT a supplemental fee of $25 per month for each distressed whole loan and $3.25 per month for each other subserviced loan. With respect to non-distressed subserviced mortgage loans from and after January 1, 2014, the supplemental fee is subject to a cap of $700,000 per quarter. PLS is also entitled to reimbursement for all customary, good faith reasonable and necessary out-of-pocket expenses incurred in performance of its servicing obligations.

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In general, the parties to this servicing agreement have agreed to negotiate in good faith to amend the provisions thereof relating to the compensation of PLS in order to cause such compensation to be materially consistent with market rates of compensation for services comparable to those provided under this servicing agreement if (a) either party requests such negotiation after a determination by either party that the rates of compensation payable to PLS differ materially from such market rates of compensation and (b) various conditions relating to the timing and frequency of such requests are satisfied, including the condition that no request be made before the second anniversary of the execution of this servicing agreement. If the parties are unable to reach agreement on the terms of a fee amendment within thirty days of the delivery of the relevant fee negotiation request, the terms of that fee amendment will be determined by final and binding arbitration procedures set forth in this servicing agreement.

No automatic renewal of this servicing agreement will occur upon the conclusion of the initial term or any renewal period if PMT or PLS delivers to the other party a notice of nonrenewal at least 180 days in advance. In addition, (i) PLS has the right to terminate this servicing agreement without cause if either of the mortgage banking and warehouse services agreement or the MSR recapture agreement is terminated by PMT without cause as provided in each such agreement or the management agreement is terminated by PMT without cause as provided in such agreement and (ii) PMT has the right to terminate the servicing agreement without cause if either of the mortgage banking and warehouse services agreement or the MSR recapture agreement is terminated by PLS without cause or the management agreement is terminated by PCM as provided in such agreement. This servicing agreement is further subject to termination under other circumstances, generally including (a) in whole, at the election of either party following a specified default or other for-cause event on the part of the other, (b) in part with respect to one or more individual loans, at the election of PMT in connection with a sale of such loan(s) or if such loan(s) become seriously delinquent or the real estate is acquired on behalf of the lender, and (c) in whole at the election of PLS or PMT if PMT or PLS, respectively, defaults in its obligations under the MSR recapture agreement. PMT is required to pay release fees to PLS in connection with certain terminations.

Under this loan servicing agreement, PLS is entitled to reimbursement for all customary, bona fide reasonable and necessary out of pocket expenses incurred by PLS in connection with the performance of its servicing obligations.

Investment Funds Loan Servicing Agreements. Our servicing agreements with the Investment Funds generally provide for fee revenue of between 45 and 100 basis points of unpaid principal balances, or UPB, per year, which varies depending on the type and quality of the loans being serviced. We are also entitled to certain customary market-based fees and charges. Previously, under the servicing agreements between us and the Investment Funds, on December 31, 2011 and the end of every calendar year thereafter, we are required to rebate to the Investment Funds an amount equal to the cumulative profit, if any, of the servicing operations attributable to the Investment Funds’ assets, and, conversely, charge the Investment Funds if a loss has been incurred in order to effect overall “at cost” pricing with respect to loan servicing activities for those assets. Under these agreements, we also rebate to the Investment Funds 50% of any profit generated from loan originations resulting from the refinancing, or modification activities with respect to, loans that we subservice on behalf of the Investment Funds. We record the net rebate amounts as earned or incurred.

This arrangement was modified, effective January 1, 2012, with respect to one of the Investment Funds. At that time, we settled our accrued servicing fee rebate and amended our servicing agreement with such fund to charge scheduled servicing fees in place of the previous “at cost” servicing arrangement.

We earned approximately $46.5 million in loan servicing fees in Fiscal 2013 in connection with work performed for PMT and the Investment Funds.

Other Agreements with PMT

PMT Mortgage Banking and Warehouse Services Agreement. Pursuant to the terms of the current mortgage banking and warehouse services agreement, PLS provides PMT with certain mortgage banking services, including fulfillment and disposition-related services, with respect to loans acquired by PMT from correspondent lenders, and certain warehouse lending services, including fulfillment and administrative services, with respect to loans financed by PMT for its warehouse lending clients. Effective February 1, 2013, the mortgage banking and warehouse services agreement provides for a fulfillment fee paid to PLS based on the type of mortgage loan that PMT acquires. The fulfillment fee is equal to a percentage of the UPB of mortgage loans purchased by PMT, with the addition of potential fee rate discounts applicable to PMT’s monthly purchase volume in excess of designated thresholds. Pursuant to the mortgage banking and warehouse services agreement, PLS has agreed to provide such services exclusively for PMT’s benefit, and PLS and its affiliates are prohibited from providing such services for any other third party. However, such exclusivity and prohibition shall not apply, and certain other duties instead will be imposed upon PLS, if PMT is unable to purchase or finance mortgage loans as contemplated under the mortgage banking and warehouse services agreement for any reason. The initial term of the mortgage banking and warehouse services agreement expires on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

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PLS is entitled to a fulfillment fee based on the type of mortgage loan that PMT acquires and equal to a percentage of the unpaid principal balance of such mortgage loan. Presently, the applicable percentages are (i) 0.50% for conventional mortgage loans, (ii) 0.88% for loans underwritten in accordance with the Ginnie Mae Mortgage-Backed Securities Guide, (iii) 0.80% for the U.S. Department of the Treasury and U.S. Department of Housing and Urban Development, or HUD’s, Home Affordable Refinance Program, or HARP, mortgage loans with a loan-to-value ratio of 105% or less, (iv) 1.20% for HARP mortgage loans with a loan-to-value ratio of greater than 105%, and (v) 0.50% for all other mortgage loans not contemplated above; provided, however, that PLS may, in its sole discretion, reduce the amount of the applicable fulfillment fee and credit the amount of such reduction to the reimbursement otherwise due as described in the following paragraph. This reduction may only be credited to the reimbursement applicable to the month in which the related mortgage was funded.

In the event that PMT purchases mortgage loans with an UPB in any month totaling more than $2.5 billion and less than $5 billion, PLS has agreed to discount the amount of such fulfillment fees by reimbursing PMT an amount equal to the product of (i) 0.025%, (ii) the amount of UPB in excess of $2.5 billion and (iii) the percentage of the total UPB relating to mortgage loans for which PLS collected fulfillment fees in such month. In the event PMT purchases mortgage loans with an total UPB in any month greater than $5 billion, PLS has agreed to further discount the amount of fulfillment fees by reimbursing PMT an amount equal to the product of (i) 0.05%, (ii) the amount of UPB in excess of $5 billion and (iii) the percentage of the total UPB relating to mortgage loans for which the Company collected fulfillment fees in such month.

In consideration for the mortgage banking services provided by PLS with respect to PMT’s acquisition of mortgage loans under its early purchase program, PLS is entitled to fees (i) accruing at a rate equal to $25,000 per year per early purchase facility administered by PLS, and (ii) in the amount of $50 for each mortgage loan that PMT acquires.

In consideration for the warehouse services provided by PLS with respect to mortgage loans that PMT finances for its warehouse lending clients, with respect to each facility, PLS is entitled to fees (i) accruing at a rate equal to $25,000 per year, and (ii) in the amount of $50 for each mortgage loan that PMT finances thereunder.

Where PMT has entered into both an early purchase program and a warehouse facility to the same client, PLS shall only be entitled to one $25,000 per year fee, and, with respect to any mortgage loan that becomes subject to both such agreements, only one $50 per loan fee.

Notwithstanding any provision of the mortgage banking and warehouse services agreement to the contrary, if it becomes reasonably necessary or advisable for PLS to engage in additional services in connection with post-breach or post-default resolution activities for the purposes of a correspondent lending agreement, a warehouse agreement or a re-warehouse agreement, then PMT has generally agreed with PLS to negotiate in good faith for additional compensation and reimbursement of expenses to be paid to PLS for the performance of such additional services.

In general, the parties to the mortgage banking and warehouse services agreement have agreed to negotiate in good faith to amend the provisions of the mortgage banking and warehouse services agreement relating to the compensation of PLS in order to cause such compensation to be materially consistent with market rates of compensation for services comparable to those provided under the mortgage banking and warehouse services agreement if (a) either party requests such negotiation after a determination by either party that the rates of compensation payable to PLS differ materially from such market rates of compensation and (b) various conditions relating to the timing and frequency of such requests are satisfied, including the condition that no request be made before the second anniversary of the execution of the mortgage banking and warehouse services agreement. If the parties are unable to reach agreement on the terms of a fee amendment within thirty days of the delivery of the relevant fee negotiation request, the terms of that fee amendment will be determined by final and binding arbitration procedures set forth in the mortgage banking and warehouse services agreement.

No automatic renewal of the mortgage banking and warehouse services agreement will occur upon the conclusion of the initial term or any renewal period if PMT or PLS delivers to the other party a notice of nonrenewal at least 180 days in advance. In addition, (i) PLS has the right to terminate the mortgage banking and warehouse services agreement without cause if the MSR recapture agreement is terminated by PMT without cause as provided in such agreement, the servicing agreement is terminated by PMT without cause as provided in such agreement or the management agreement is terminated by us without cause as provided in such agreement, and (ii) PMT has the right to terminate the mortgage banking and warehouse services agreement without cause if the MSR recapture agreement or the servicing agreement is terminated by PLS without cause as provided in each such agreement or the management agreement is terminated by PCM without cause as provided in such agreement. The mortgage banking and warehouse services agreement is further subject to termination under other circumstances, generally including at the election of either party following a specified default or other for-cause event on the part of the other. In the case of a non-renewal or termination of the mortgage banking and warehouse services agreement, PMT will be entitled under certain circumstances to require that PLS continue to provide correspondent lending services for a specified number of months following the scheduled expiration or termination, in which case the then current fee structure and exclusivity obligations applicable to such services would remain in effect.

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In connection with the execution of the mortgage banking and warehouse services agreement, PMT and PLS entered into an agreement terminating, effective on February 1, 2013, the amended and restated mortgage banking services agreement, dated as of November 1, 2010 (as amended, supplemented or otherwise modified), between PMT and PLS and mutually waived any and all notice and timing requirements applicable to such termination.

We earned approximately $79.7 million in fulfillment fees in Fiscal 2013 under our mortgage banking and warehouse services agreements with PMT, and we paid to PMT approximately $4.6 million in sourcing fees in Fiscal 2013.

MSR Recapture Agreement. PLS has also entered into an MSR recapture agreement with PMT. Pursuant to the terms of the MSR recapture agreement, if PLS refinances through its retail lending business loans for which PMT previously held the mortgage servicing rights, or MSRs, PLS is generally required to transfer and convey to one of PMT’s wholly-owned subsidiaries, without cost to PMT, the MSRs with respect to new mortgage loans originated in those refinancings (or, under certain circumstances, other mortgage loans) that have a total UPB that is not less than 30% of the total UPB of all the loans so originated. Where the fair market value of the aggregate MSRs to be transferred is less than $200,000, PLS may, at its option, pay cash to PMT in an amount equal to such fair market value in lieu of transferring such MSRs.

The MSR recapture agreement expires, unless terminated earlier in accordance with the agreement, on February 1, 2017, subject to automatic renewal for additional 18-month periods.

In general, the parties to the MSR recapture agreement have agreed to negotiate in good faith to amend the provisions thereof relating to the compensation of PLS in order to cause such compensation to be materially consistent with market rates of compensation for services comparable to those provided under the MSR recapture agreement if (a) either party requests such negotiation after a determination by either party that the rates of compensation payable to PLS differ materially from such market rates of compensation and (b) various conditions relating to the timing and frequency of such requests are satisfied, including the condition that no request be made before the second anniversary of the execution of the MSR recapture agreement. If the parties are unable to reach agreement on the terms of a fee amendment within thirty days of the delivery of the relevant fee negotiation request, the terms of such fee amendment will be determined by final and binding arbitration procedures set forth in the MSR recapture agreement.

No automatic renewal of the MSR recapture agreement will occur upon the conclusion of the initial term or any renewal period if PMT or PLS delivers to the other party a notice of nonrenewal at least 180 days in advance. In addition, (i) PLS has the right to terminate the MSR recapture agreement without cause if the mortgage banking and warehouse services agreement is terminated by PMT without cause as provided in such agreement, the servicing agreement is terminated by PMT without cause as provided in such agreement or the management agreement is terminated by us without cause as provided in such agreement, and (ii) PMT has the right to terminate the MSR recapture agreement without cause if the mortgage banking and warehouse services agreement or the servicing agreement is terminated by PLS without cause as provided in each such agreement or the management agreement is terminated by PCM without cause as provided in such agreement. In addition, if PMT exercises its right to terminate the servicing agreement without cause in connection with sales of one or more mortgage loans serviced thereunder, PLS will be entitled to terminate the MSR recapture agreement solely with respect to such mortgage loans. Following any termination of the MSR recapture agreement, PLS is prohibited from taking action with respect to the refinancing of the mortgage loans involved in the termination, subject to various exceptions, including an exception with respect to generalized advertising not targeted exclusively to the borrowers under such mortgage loans.

Spread Acquisition and MSR Servicing Agreements. Effective February 1, 2013, PLS entered into a master spread acquisition and MSR servicing agreement, or the 2/1/13 Spread Acquisition Agreement, pursuant to which it may sell to PMT or one of its wholly owned subsidiaries the rights to receive certain excess servicing spread, or ESS, from MSRs acquired by PLS from banks and other third party financial institutions. PLS is generally required to service or subservice the related mortgage loans for the applicable agency or investor. The terms of each transaction under the 2/1/13 Spread Acquisition Agreement are subject to the terms thereof, as modified and supplemented by the terms of a confirmation executed in connection with such transaction.

To the extent PLS refinances any of the mortgage loans relating to the ESS sold to PMT, the 2/1/13 Spread Acquisition Agreement contains recapture provisions requiring that PLS transfer to PMT, at no cost, the ESS relating to a certain percentage of the UPB of the newly originated mortgage loans. To the extent the fair value of the aggregate ESS to be transferred for the applicable month is less than $200,000, PLS may, at its option, wire cash to PMT in an amount equal to such fair value instead of transferring such ESS.

On December 30, 2013, PLS entered into a second master spread acquisition and MSR servicing agreement with PMT, or the 12/30/13 Spread Acquisition Agreement. The terms of the 12/30/13 Spread Acquisition Agreement are substantially similar to the terms of the 2/1/13 Spread Acquisition Agreement, except that PLS only intends to sell ESS relating to Ginnie Mae MSRs under the 12/30/13 Spread Acquisition Agreement.

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To the extent PLS refinances any of the mortgage loans relating to the ESS it sells to PMT, the 12/30/13 Spread Acquisition Agreement also contains recapture provisions requiring that PLS transfer to PMT, at no cost, the ESS relating to a certain percentage of the UPB of the newly originated mortgage loans. However, under the 12/30/13 Spread Acquisition Agreement, in any month where the transferred ESS relating to newly originated Ginnie Mae mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the UPB of the refinanced mortgage loans, PLS is also required to transfer additional ESS or cash in the amount of such shortfall. Similarly, in any month where the transferred ESS relating to modified Ginnie Mae mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the UPB of the modified mortgage loans, the 12/30/13 Spread Acquisition Agreement contains provisions that require PLS to transfer additional ESS or cash in the amount of such shortfall. To the extent the fair value of the aggregate ESS to be transferred for the applicable month is less than $200,000, PLS may, at its option, wire cash to PMT in an amount equal to such fair value instead of transferring such ESS.

In connection with PLS’ entry into the 12/30/13 Spread Acquisition Agreement, it was also required to amend the terms of its loan and security agreement, or the LSA, with Credit Suisse First Boston Mortgage Capital LLC, or CSFB, pursuant to which PLS pledged to CSFB all of its rights and interests in the Ginnie Mae MSRs it owns or acquires, and a separate acknowledgement agreement with respect thereto, by and among Ginnie Mae, CSFB and PLS. Separately, as a condition to permitting PLS to transfer to PMT the ESS relating to a portion of PLS’ pledged Ginnie Mae MSRs, CSFB required PMT to enter into a Security and Subordination Agreement, or the Security Agreement, pursuant to which PMT pledged to CSFB its rights under the 12/30/13 Spread Acquisition Agreement and its interest in any ESS purchased thereunder. CSFB’s lien on the ESS remains subordinate to the rights and interests of Ginnie Mae pursuant to the provisions of the 12/30/13 Spread Acquisition Agreement and the terms of the acknowledgement agreement.

The Security Agreement permits CSFB to liquidate PMT’s ESS along with the related MSRs to the extent there exists an event of default under the LSA, and it contains certain trigger events, including breaches of representations, warranties or covenants and defaults under other of PMT’s credit facilities, that would require PLS to either (i) repay in full the outstanding loan amount under the LSA or (ii) repurchase the ESS from PMT at fair value. To the extent PLS is unable to repay the loan under the LSA or repurchase the ESS, an event of default would exist under the LSA, thereby entitling CSFB to liquidate the ESS and the related MSRs. In the event the ESS is liquidated as a result of certain actions or inactions of PLS, PMT generally would be entitled to seek indemnity from PLS under the 12/30/13 Spread Acquisition Agreement.

Reimbursement Agreement. In connection with the initial public offering of common shares of PMT, on August 4, 2009 our subsidiary, PCM, entered into an agreement with PMT pursuant to which PMT agreed to reimburse PCM for the $2.9 million payment that PCM made to the underwriters for PMT’s initial public offering if PMT satisfied certain performance measures over a specified period of time. We refer to this as the “Conditional Reimbursement.” The reimbursement agreement provides for the reimbursement of PCM of the Conditional Reimbursement if PMT is required to pay PCM performance incentive fees under the amended and restated management agreement described above, at a rate of $10 in reimbursement for every $100 of performance incentive fees earned. The reimbursement of the Conditional Reimbursement is subject to a maximum reimbursement in any particular 12 month period of $1.0 million and the maximum amount that may be reimbursed under the agreement is $2.9 million. PCM received payments from PMT totaling $944,000 during the year ended December 31, 2013. In the event that the termination fee is payable to PCM under the amended and restated management agreement and PCM has not received the full amount of the reimbursements and payments under the reimbursement agreement, this amount will be paid in full. The term of the reimbursement agreement expires on February 1, 2019.

Confidentiality Agreement. Pursuant to the Confidentiality Agreement, we agreed to standard confidentiality obligations with PMT and agreed that we and certain of our affiliates shall be prohibited from pursuing an acquisition of PMT, and PMT shall be prohibited from pursuing an acquisition of us, except through negotiations with our respective boards, for a period of three years.

Investments in PMT

Our Investment in PMT

We received dividends of $216,000 in Fiscal 2013 as a result of our investment in common shares of PMT.

Other Transactions With Related Persons

Related Party Employment Relationships

Presently, we employ Mr. Kurland’s brother-in-law, Robert Schreibman. We established Mr. Schreibman’s compensation in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities holding similar positions. None of the executive officers has a material interest in this employment relationship nor do any of them share a home with Mr. Schreibman. Mr. Schreibman does not report directly to any of our executive officers.

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We have employed Mr. Schreibman since 2008, as Senior Vice President, Asset Management. In this capacity, he received the following approximate amounts in 2013: $242,288 in base salary and bonus, and a gross-up for payment of self-employment taxes in the amount of $10,943. On June 13, 2013, we granted Mr. Schreibman time-based and performance-based RSUs and nonstatutory stock options with a total grant date fair value of $34,645. Mr. Schreibman has also been entitled to receive employee benefits generally available to all employees.

Presently, we also employ Mr. Vandad Fartaj’s brother, Vala Fartaj. We established Mr. Vala Fartaj’s compensation in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities holding similar positions. None of the executive officers has a material interest in this employment relationship nor do any of them share a home with Mr. Vala Fartaj. Mr. Vala Fartaj does not report directly to any of our executive officers.

We have employed Mr. Vala Fartaj since 2008, as a Senior Vice President, Mortgage Trading. In this capacity, he received the following approximate amounts in 2013: $328,152 in base salary and bonus, and a gross-up for payment of self-employment taxes in the amount of $12,961. On June 13, 2013, we granted Mr. Vala Fartaj time-based and performance-based RSUs and nonstatutory stock options with a total grant date fair value of $56,201. Mr. Vala Fartaj has also been entitled to receive employee benefits generally available to all employees.

PNMAC Foodservice Agreement with Me N U Kitchen, LLC

In August 2011, we entered into a foodservice agreement with Me N U Kitchen, LLC (“MNU”). MNU is a limited liability company, the membership and percentage interests of which are held equally in fifty percent increments by Ashley Rubinstein, a daughter of Mr. Kurland, and Marci Grogin, the wife of Mr. Grogin.

Pursuant to the terms of the foodservice agreement, MNU provides onsite foodservice (including cafeteria and catering services) to us and our employees on a contract basis. For these services, we pay MNU a monthly management fee equal to the greater of (a) $15,000 (or, during months in which our headcount is less than 600, $10,000), or (b) one-half of an adjusted profit that is calculated based on the fair value of food served by MNU without charge or at a standard discount, in either case to our officers, employees or business partners.

For its services in 2013, we paid MNU management fees of $142,375. Ms. Rubinstein also received payments of $4,930 in 2013, and Mrs. Grogin received payments of $12,200 in 2013.

In addition, we do not charge MNU rent, its portion of utilities (including telephone and internet availability) or maintenance charges for the equipment it uses in connection with its use of the cafeteria and kitchen facilities, and we are required to bear certain other defined costs and expenses associated with MNU’s operation of its foodservice business. The amount of such costs and expenses was estimated to be approximately $125,000 in 2013. We also purchased an off-the-shelf “Point of Sale” system for $32,163 and pay on MNU’s behalf a monthly hosting and maintenance charge of $370.

Other Agreements and Arrangements

PCM paid approximately $123,000 in 2013 to BlackRock Financial Management, Inc., an affiliate of BlackRock, as a fee for use of the BlackRock Solutions AnSer and Market Data analytics software.

Related Party Transactions Policy

We have adopted a policy that specifically governs related party transactions. The policy generally prohibits any related party transaction unless it is approved by our related-party matters committee in accordance with the policy. With certain exceptions, a related party transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 in the aggregate in any calendar year, and in which any related party has, had or will have a direct or indirect interest. A related party is any person who is, or at any time since the beginning of our last fiscal year was one of our Directors or executive officers or a nominee to become one of our Directors; any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; and any immediate family member of any of the foregoing persons (which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of any of the foregoing persons); and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

The related party transactions policy governs the process for identifying potential related party transactions and seeking review, approval or ratification of such transactions. In addition, each of our Directors and executive officers will be required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. We will review these questionnaires and, if we determine that it is necessary, discuss any reported transactions with our entire Board in accordance with the related party transactions policy.

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Indemnification of Directors and Officers

Our bylaws provide that we will indemnify and advance expenses to our Directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”). In addition, our certificate of incorporation provides that our Directors will not be liable for monetary damages for breach of fiduciary duty, except as otherwise prohibited under the DGCL.

We have entered into indemnification agreements with each of our executive officers and Directors. The indemnification agreements provide the executive officers and Directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL. In addition, our indemnification agreements also provide that we are required to advance expenses to our Directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the indemnification agreements are not exclusive.

The limited liability company agreement of PNMAC also requires PNMAC to indemnify its officers, members, managers and other affiliates to the fullest extent permitted by Delaware law, and advance expenses to its officers, members, managers and other affiliates as incurred in connection with legal proceedings against them for which they may be indemnified. The rights conferred in the limited liability company agreement of PNMAC are not exclusive.

There is no pending litigation or proceeding naming any of our Directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any Director or officer.

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REPORT OF THE AUDIT COMMITTEE

The Board of Directors has determined that all of the members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange (“NYSE”) and that Messrs. Taylor and Nanji and Ms. Youssouf are “audit committee financial experts” within the meaning of the applicable rules of the Securities and Exchange Commission (“SEC”) and the NYSE.

The Audit Committee met eight times in 2013. The Audit Committee met with the Chief Financial Officer and with our independent registered public accounting firm at each of our meetings. The Audit Committee’s agenda is established by the Chairman of the Audit Committee. The Audit Committee engaged Deloitte & Touche LLP as our independent registered public accounting firm and reviewed with our Chief Financial Officer and our independent registered public accounting firm the overall audit scope and plans, the results of the external audit examination, evaluations by our independent registered public accounting firm of our internal controls and the quality of our financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with our independent registered public accounting firm other matters required to be discussed by a registered public accounting firm with the Audit Committee under applicable standards of the Public Company Accounting Oversight Board (United States) (required communication with the Audit Committee). The Audit Committee received and discussed with our independent registered public accounting firm its annual written report on its independence from us and our management, which is made pursuant to applicable requirements of the Public Company Accounting Oversight Board and considered with our independent registered public accounting firm whether the provision of non-audit services is compatible with our independent registered public accounting firm’s independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of our independent registered public accounting firm, which, in its report, expresses an opinion on the conformity of our annual financial statements to generally accepted accounting principles.

In reliance on these reviews and discussions, and the report of our independent registered public accounting firm, the Audit Committee recommended to our Board of Directors, and our Board of Directors approved, the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 14, 2014.

The foregoing report has been furnished by the current members of the Audit Committee:

John Taylor, Chairman Farhad Nanji Emily Youssouf

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PROPOSAL I
ELECTION OF DIRECTORS

We are presenting a proposal to elect nine (9) Director nominees, each for a term expiring at our 2015 annual meeting of stockholders, subject to the election and qualification of their successors or to their earlier death, resignation or removal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR STANFORD L. KURLAND, DAVID A. SPECTOR, MATTHEW BOTEIN, JAMES K. HUNT, JOSEPH MAZZELLA, FARHAD NANJI, JOHN TAYLOR, MARK WIEDMAN AND EMILY YOUSSOUF AS DIRECTORS TO SERVE UNTIL OUR 2015 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

The persons named in the enclosed proxy will vote to elect Stanford L. Kurland, David A. Spector, Matthew Botein, James K. Hunt, Joseph Mazzella, Farhad Nanji, John Taylor, Mark Wiedman and Emily Youssouf to our Board of Directors, unless you specify a contrary choice or withhold the authority of these persons to vote for the election of any or all of the nominees by marking the proxy to that effect.

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PROPOSAL II
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are presenting a proposal to ratify the appointment of our independent registered public accounting firm, Deloitte & Touche LLP and its affiliated entities, or Deloitte, which has served as our independent registered public accounting firm since our formation. During this time, Deloitte has performed accounting and auditing services for us. We expect that representatives of Deloitte will be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, the Audit Committee will reconsider the appointment.

OUR BOARD OF DIRECTORS AND OUR AUDIT COMMITTEE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

Relationship with Independent Registered Public Accounting Firm

In addition to performing the audits of our financial statements in Fiscal 2013 and Fiscal 2012, Deloitte provided other audit-related and non-audit-related services for us during Fiscal 2013 and Fiscal 2012.

Fees to Registered Public Accounting Firm for 2013 and 2012

The following table shows the fees billed by Deloitte for the audit and other services it provided to us in respect of Fiscal 2013 and Fiscal 2012.

	2013	2012
Audit Fees(1)	$816,430	$495,095
Audit-Related Fees(2)	1,319,170	–
Tax Fees(3)	229,980	33,800
All Other Fees	–	–
Total	$2,352,557	$528,895

——————

(1)	Audit Fees consist of fees for professional services rendered for the annual audit and reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q.

(2)	Audit-Related Fees consist of fees for professional services provided in connection with the registration statement on Form S-1, including any amendments, and the issuance of comfort letters and consents in connection with SEC filings.

(3)	Tax Fees consist of fees for professional services rendered for tax compliance, tax planning and tax advice.

Pre-approval Policies and Procedures

The Audit Committee approved all services performed by Deloitte during Fiscal 2013 in accordance with applicable SEC requirements. The Audit Committee has also pre-approved the use of Deloitte for certain audit-related and non-audit-related services, setting a specific limit on the amount of such services that we may obtain from Deloitte before additional approval is necessary. In addition, the Audit Committee has delegated to the chair of the Audit Committee the authority to approve both audit-related and non-audit-related services provided by Deloitte, provided that the chair will present any decision to the full Audit Committee for ratification at its next scheduled meeting.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that based solely upon our review of copies of forms we have received or written representations from reporting persons, during Fiscal 2013, all filing requirements under Section 16(a) of the Exchange Act applicable to our officers, Directors and beneficial owners of more than ten percent of our common stock were complied with on a timely basis, with the exception of one Form 4 to report a nonstatutory stock option granted to Mr. Bailey that was untimely filed on June 18, 2013 due to an administrative error.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. We make these materials available on our website, www.ir.pennymacfinancial.com, under “SEC Filings,” free of charge, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

In addition, you may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These SEC filings are also available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.

We will provide, without charge to each record or beneficial holder of our common stock as of April 7, 2014, a paper copy of our Annual Report on Form 10-K for Fiscal 2013 filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, upon written request to Investor Relations, PennyMac Financial Services, Inc., 6101 Condor Drive, Moorpark, California 93021. A list of exhibits is included in our Annual Report on Form 10-K and exhibits are available from us upon the payment to us of the cost of furnishing them.

OTHER MATTERS

As of the date of this Proxy Statement, our Board does not know of any matter that will be presented for consideration at the Meeting other than as described in this Proxy Statement. If any other matters are properly presented at the Meeting, your signed proxy card authorizes Stanford L. Kurland, our Chairman of the Board and Chief Executive Officer, and Jeffrey P. Grogin, our Secretary, to vote on those matters according to their best judgment.

The SEC permits us to deliver a single copy of the notice, proxy statement and annual report to stockholders who have the same address and last name, unless we have received contrary instructions from such stockholders. Each stockholder will continue to receive a separate proxy card. This procedure, called “householding,” will reduce the volume of duplicate information you receive and reduce our printing and postage costs. We will promptly deliver a separate copy of the proxy statement and annual report to any such stockholder upon written or oral request. A stockholder wishing to receive a separate proxy statement or annual report can notify us at Investor Relations, PennyMac Financial Services, Inc., 6101 Condor Drive, Moorpark, California 93021, telephone: (818) 264-4907. Similarly, stockholders currently receiving multiple copies of these documents can request the elimination of duplicate documents by contacting us as described above.

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PENNYMAC FINANCIAL SERVICES, INC. 6101 CONDOR DRIVE MOORPARK, CA 93021

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE -1-800-690-6903

Use any touch-Ione telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except
1. Election of Directors Nominees	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Stanford L. Kurland	02 David A. Spector	03 Matthew Botein	04 James K. Hunt	05 Joseph Mazzella
06 Farhad Nanji	07 John Taylor	08 Mark Wiedman	09 Emily Youssouf	

The Board of Directors recommends that you vote FOR proposal 2.

	For	Against	Abstain
2. To ratify the appointment of Deliotte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.	▢	▢	▢

For address change/comments, mark here. ▢
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	▢	▢

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10-K Wrap is/are available at www.proxyvote.com.

PENNYMAC FINANCIAL SERVICES, INC.

Annual Meeting of Stockholders

June 5, 2014 10:15 AM

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Stanford L. Kurland and Jeffrey P. Grogin, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of PennyMac Financial Services, Inc. the undersigned is entitled to vote, and, in their discretion, to vote upon other such business as may properly come before the 2014 Annual Meeting of stockholders of the Company to be held June 5, 2014, or at any adjournment or postponement thereof, with all the powers the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side